CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP

CHANCE


EXHIBIT 7.3                                                    EXECUTION VERSION







                                 US$250,000,000

                              FACILITIES AGREEMENT

                             dated 29 October, 2001

                                       for

                                   OCTEL CORP.



                                      with

                                BARCLAYS CAPITAL

                        acting as Mandated Lead Arranger

                                      With

                                BARCLAYS BANK PLC

                       acting as Agent and Security Agent



               ---------------------------------------------------

                   MULTICURRENCY TERM AND REVOLVING FACILITIES
                                    AGREEMENT

               ---------------------------------------------------

                                    CONTENTS


CLAUSE                                                                     PAGE
1.     Definitions And Interpretation.........................................1

2.     The Facilities........................................................27

3.     Purpose...............................................................28

4.     Conditions Of Utilisation.............................................28

5.     Utilisation...........................................................31

6.     Optional Currencies...................................................32

7.     Repayment.............................................................35

8.     Prepayment And Cancellation...........................................36

9.     Interest..............................................................40

10.    Interest Periods......................................................41

11.    Changes To The Calculation Of Interest................................42

12.    Fees..................................................................43

13.    Tax Gross Up And Indemnities..........................................45

14.    Increased Costs.......................................................48

15.    Other Indemnities.....................................................49

16.    Mitigation By The Lenders.............................................50

17.    Costs And Expenses....................................................50

18.    Guarantee And Indemnity...............................................52

19.    Representations.......................................................56

20.    Information Undertakings..............................................63

21.    Financial Covenants...................................................67

22.    General Undertakings..................................................71

23.    Events Of Default.....................................................91

24.    Changes To The Lenders................................................96

25.    Changes To The Obligors...............................................99

26.    Role Of The Agent, Security Agent And The Arranger...................101

27.    Conduct Of Business By The Finance Parties...........................109

28.    Sharing Among The Lenders............................................109

29.    Payment Mechanics....................................................112

30.    Set-Off..............................................................116

31.    Notices..............................................................116

32.    Calculations And Certificates........................................118

33.    Partial Invalidity...................................................113

34.    Remedies And Waivers.................................................113

35.    Amendments And Waivers...............................................113

36.    Obligors' Agent......................................................115

37.    Counterparts.........................................................115

38.    Governing Law........................................................116

39.    Enforcement..........................................................116

40.    Waiver Of Jury Trial.................................................116


Schedule 1 THE ORIGINAL PARTIES.............................................117

Schedule 2 CONDITIONS PRECEDENT.............................................119

Schedule 3 REQUESTS ........................................................127

Schedule 4 MANDATORY COST FORMULAE..........................................130

Schedule 5 FORM OF TRANSFER CERTIFICATES....................................133

Schedule 6 FORM OF ACCESSION LETTER.........................................139

Schedule 7 FORM OF RESIGNATION LETTER.......................................140

Schedule 8 FORM OF COMPLIANCE CERTIFICATE...................................141

Schedule 9 LMA FORM OF CONFIDENTIALITY UNDERTAKING..........................143

Schedule 10 TIMETABLES......................................................147

THIS AGREEMENT is dated 29 October 2001 and made between:

(1)      OCTEL CORP. (the "Parent")

(2) THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 as original borrowers (The Original Parties), the "Original Borrowers");

(3) THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as original guarantors (together with the Parent the "Original Guarantors");

(4) BARCLAYS CAPITAL as Mandated Lead Arranger ("Mandated Lead Arranger") and BAYERISCHE LANDESBANK GIROZENTRALE, LONDON BRANCH and LLOYDS TSB BANK PLC as joint arrangers (the "Joint Arrangers") (the Joint Arrangers together with the Mandated Lead Arranger whether acting individually or together, the "Arranger");

(5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the "Original Lenders");

(6)      BARCLAYS BANK PLC as agent of the Lenders (the "Agent"); and

(7) BARCLAYS BANK PLC as security agent and trustee for the Finance Parties (the "Security Agent").

IT IS AGREED as follows:


                                    SECTION 1

                                 INTERPRETATION

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Agreement and in the Key Property Debenture:

         "Accession Letter" means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

         "Accounting Quarter" means each three month period ending on a Quarter Date.

         "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 25 (Changes to the Obligors).

         "Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors).

         "Additional Obligor" means an Additional Borrower or an Additional Guarantor.

         "Additional Report" means a report provided pursuant to paragraph 1 of
         Part III of Schedule 2 (Conditions Precedent).

         "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

         "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

         "Agreed Financial Projections" means the financial projections and forecasts for the Business for the period beginning on 1 January 2001 and ending on 31 December 2007 in the agreed form.

         "Approved Accounting Principles" means those accounting principles, standards and practices which were used in the Original Financial Statements of the Parent.

         "AOC" means The Associated Octel Company Limited, a company incorporated in England with registered number 344359.

         "AOC (Plant)" means Associated Octel Company (Plant) Limited, a company incorporated in England with registered number 873396.

         "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

         "Availability Period" means:

         (a) in relation to Facility A the period from and including the date of this Agreement to and including the day falling 75 days after the date of this Agreement; and

         (b) in relation to Facility B, the period from and including the date of this Agreement to and including the day falling 36 Months after the date of this Agreement.

         If any of the above provisions of this definition of Availability Period would operate so that (but for this provision) any Availability Period ended on a day which is not a Business Day, then such Availability Period shall end on the first Business Day to occur before such day.

         "Available Amount" means, in respect of any Accounting Quarter (the "Current Accounting Quarter"), an amount equal to the aggregate amount of Surplus Cash Flow for each Accounting Quarter comprised in the Calculation Period relating to that current Accounting Quarter less:

         (a)      (to the extent such amounts are included in such Surplus Cash
                  Flow) all amounts which have been applied or are required to be applied in prepayment of the Facilities in accordance with Clauses 8.4 (Voluntary Prepayments of Facility A Loans) to 8.7 (Surplus Cash Flow) (inclusive) during that Calculation Period;

         (b)      the amount (of any) required to be prepaid pursuant to Clause
                  8.7 (Surplus Cash Flow) from Surplus Cash Flow from the final Accounting Quarter of the Calculation Period; and

         (c) the total cost of all Permitted Investments made in that Calculation Period (which for this purpose shall be the aggregate of the amounts specified in paragraph (b) of the definition of "Permitted Investment" in this Clause 1.1 in respect of the relevant Permitted Investments).

         "Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

         (a) the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

         (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

         other than, in relation to Facility B only, that Lender's participation in any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

         "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

         "Base Currency" means dollars.

         "Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment (other than, in relation to Facility A, a repayment arising from a change of currency), prepayment, consolidation or division of the Loan.

         "Bilateral Bank" means any Lender or Lenders selected as a Bilateral Bank by the Parent by notice to the Agent. Barclays Bank PLC is a Bilateral Bank as at the date of this Agreement.

         "Bilateral Commitment" means, in relation to a Bilateral Bank, the maximum amount from time to time of the Bilateral Facilities made available by such Bilateral Bank to the extent not cancelled.

         "Bilateral Facility Documents" means those documents relating to or evidencing the terms of any Bilateral Facility.

         "Bilateral Facility" means any of the following facilities (or a combination thereof) provided by a Bilateral Bank to any Borrower and identified by such Bilateral Bank and such Borrower as a Bilateral Facility for the purpose of this Agreement and confirmed by the Agent in writing to such Bilateral Bank and such Borrower that such facility is a Bilateral Facility for the purpose of the Finance Documents:

         (a)      overdraft facilities; and

         (b) guarantee, bonding, documentary or demand letter of credit facilities.

         The Agent hereby confirms by its signature to this Agreement that the following are Bilateral Facilities at the date of this Agreement:

         (i) a $25,000,000 bonding facility made between Barclays Bank PLC and AOC dated the date of this Agreement; and

         (ii) a (pound)5,000,000 overdraft facility made between Barclays Bank PLC and AOC and Octel Petroleum Specialities Limited dated the date of this Agreement.

         The Agent will confirm that any facility is a Bilateral Facility if it is satisfied that such facility falls within (a) or (b) above and that the provisions of paragraph (e) of Clause 22.12 (Indebtedness) are not breached as a result of such facility being confirmed as a Bilateral Facility.

         "Bilateral Outstandings" means, at any time, the dollar equivalent of the aggregate of the following amounts outstanding at such time under any Bilateral Facility:

         (a) all amounts of principal then outstanding under any overdraft facilities determined on the same basis as that for determination of any limit on such facilities imposed by the terms thereof; and

         (b) the maximum potential liability (excluding any cash cover) under all guarantees, bonds and letters of credit issued by the relevant Bilateral Bank which are then outstanding under the relevant Bilateral Facility.

         "Bilateral Utilisation" means an advance made or guarantee, bond or letter of credit issued under a Bilateral Facility.

         "Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors).

         "Break Costs" means the amount (if any) by which:

         (a) the interest (excluding the Margin and the Mandatory Cost) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

         exceeds:

         (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

         "Business" means the petroleum additives, petroleum specialties, performance chemicals and related businesses carried on by AOC and other members of the Group.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London , New York and:

         (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

         (b) (in relation to any date for payment or purchase of euro) any TARGET Day.

         "Calculation Period" means, in relation to an Accounting Quarter, the 12 month period ending immediately prior to the first day of that Accounting Quarter.

         "Capital Expenditure" means expenditure which should be treated as capital expenditure in the audited consolidated accounts of the Group in accordance with the Approved Accounting Principles.

         "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Cash Collateral Account" means any account with the Security Agent (or such other bank which is a Lender as the Obligors' Agent may designate for the purposes of Clause 8.9 (Prepayments during Interest Periods)) opened or to be opened in the name of a Borrower into which sums are to be paid in accordance with Clause 8.9 (Prepayments during Interest Periods) (or in the provision of cash cover for relevant Bilateral Utilisations) and held as security by the Security Agent for the obligations of such Borrower under the Finance Documents and in relation to which (if not already expressed to be subject to a fixed charge or equivalent security under a Security Document) such Borrower has executed and delivered to the Security Agent a Cash Collateral Charge, together with such evidence of the execution of such Cash Collateral Charge as the Security Agent shall reasonably require and in relation to which the Security Agent has received a legal opinion satisfactory to it (acting reasonably).

         "Cash Collateral Charge" means a charge in such form as the Security Agent shall reasonably require granted or to be granted to the Security Agent in relation to a Cash Collateral Account.

         "Cash Equivalents" means:

         (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United Kingdom Government or Swiss Government or issued by any agency of either such government and backed by the full faith and credit of the United Kingdom or Switzerland (as applicable), in each case maturing within one year from the date of acquisition thereof by a member of the Group;

         (b) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poors' Corporation or at least P-1 from Moody's Investors Service Inc.;

         (c) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank having a rating of at least A-1 from Standard & Poors' Corporation or at least P-1 from Moody's Investors Service Inc.;

         (d) any investments in marketable direct obligations of the United States government (or any agency thereof) or in obligations fully and unconditionally guaranteed by the United States government (or any agency thereof), in each case maturing within one year from the date of acquisition thereof by a member of the Group; and

         (e) investments in money market funds which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above.

         "Cashflow" has the meaning given to it in Clause 21.1 (Financial definitions).

         "Charged Property" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

         "Closing Date" means the date of the first Utilisation under this Agreement.

         "Commitment" means a Facility A Commitment or Facility B Commitment.

         "Compliance Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

         "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Parent and the Agent.

         "Credit Participation" means, in relation to a Lender, the aggregate of:

         (a)      its aggregate Commitments; and

         (b)      its aggregate Bilateral Commitments (if any); and

         (c) the amount, if any, which would be payable to it under any Hedging Agreement calculated in accordance with Section 6(e)(i)(3) of the relevant ISDA 1992 Master Agreement if the date on which the calculation is made was deemed to be an Early Termination Date for which the relevant Borrower party to such Hedging Agreement is the Defaulting Party (and for this purpose "Early Termination Date"and "Defaulting Party" shall have the meanings given to them in the ISDA 1992 Master Agreement) such amount to be certified by the relevant Lender in accordance with the ISDA 1992 Master Agreement.

         "Debentures" means each debenture entered into by each of the Original Obligors which is incorporated in England in favour of the Security Agent and dated after the date of this Agreement and on or before the Closing Date.

         "Default" means an Event of Default or any event or circumstance specified in Clause 22.32 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

         "Default Rate" means the same rate at which default interest is payable under Clause 9.3 (Default interest)

         "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

         "Dormant Company" means a member of the Group (other than AOC (Plant)) which:

         (a) during the most recently ended financial year of the Group was dormant within the meaning of section 250(3) of the Companies Act 1985 (which, for the purposes of this definition, shall be deemed to apply to any body corporate, wherever incorporated);

         (b) has not entered into any significant accounting transaction (for the purposes of that section) since the end of that financial year; and

         (c) does not own assets with an aggregate realisable value greater than $50,000 (or its equivalent in other currencies) and has no material liabilities.

         "EBITDA" has the meaning ascribed to it in Clause 21 (Financial Covenants).

         "Employee Share Scheme" means any arrangement or scheme for the remuneration or incentivisation of employees and/or officers of any member of the Group by way of issue of stock of the Parent or the grant of any rights to receive, acquire or sell stock of the Parent in the future.

         "English Share Pledge" means, the charge over shares in Octel International Limited made by Octel Corp. in favour of the Security Agent dated after the date of this Agreement and on or before the Closing Date.

         "Environment" means all gases, air, vapours, liquids, water, land, surface and sub-surface soils, rock, flora, fauna, wetlands and all other natural resources or part thereof including artificial or man-made buildings, structures or enclosures.

         "Environmental Approval" means any permit, licence, authorisation, consent or other approval required under or in relation to Environmental Laws.

         "Environmental Laws" means all European Union, foreign, national, federal, state or local statutes, orders, regulations or other law or subordinate legislation or common law or regulatory codes of practice concerning the Environment or health and safety which are in existence now or in the future and are binding upon any member of the Group in the relevant jurisdiction in which the relevant member of the Group has been or is operating (including by the export of its products or its waste thereto).

         "Environmental Report" means the report referred to in paragraph (a) of the definition of Report in this Clause 1.1.

         "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974 of the United States of America as amended from time to time, or any successor legislation thereto and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

         "ERISA Affiliate" means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Internal Revenue Code would be deemed at any relevant time to be a single employer with a U.S. Group Member, pursuant to Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

         "ERISA Event" means (a) a "reportable event" within the meaning of
         Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the U.S. Pension Benefit Guaranty Corporation has been waived by regulation); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 or ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Internal Revenue Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any Obligor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any Obligor or any of its ERISA Affiliates from the U.S. Pension Benefit Guaranty Corporation (or any successor entity under ERISA) or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (f) the incurrence by any Obligor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by any Obligor or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from such Obligor or any of its ERISA Affiliates of any notice concerning the imposition of "Withdrawal Liability" or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganisation, in each case within the meaning of Title IV of ERISA; (h) the failure to make a required contribution to any Pension Plan that would result in the imposition of an encumbrance under Section 412 of the Internal Revenue Code or
         Section 302 of ERISA; or (i) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA.

         "Existing Bank Facilities" means:

         (a) the $100,000,000 term loan agreement dated 3 June 1999 and made between, among others, Octel Corp. as parent, The Associated Octel Company Limited as a borrower and Barclays Bank PLC as facility agent and security agent as amended and restated by an amendment and consent agreement dated 22 December 2000;

         (b) the $280,000,000 term loan and $20,000,000 revolving credit facilities agreement dated 27 April 1998 and made between, among others, Octel Corp. as parent and Barclays Bank PLC as facility agent and security agent as amended pursuant to amendment agreements dated 24 June 1998, 3 June 1999, 22 December 2000 and 13 August 2001;

         (c) the US$20,000,000 bond, guarantee, indemnity and letter of credit facility provided by Barclays Bank PLC to AOC pursuant to a facility letter dated 27 April 1998.

         "Event of Default" means any event or circumstance specified as such in Clause 22.32 (Events of Default).

         "Facility" means Facility A or Facility B.

         "Facility A" means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2 (The Facilities).

         "Facility A Commitment" means:

         (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement.

         "Facility A Loan" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

         "Facility A Repayment Date" means each of the dates specified in Clause
         7.1 (Repayment of Facility A Loans) under the column headed Facility A Repayment Dates provided that if any such date is not a Business Day then the relevant Facility A Repayment Date shall be the Business Day immediately preceding such date.

         "Facility B" means the revolving loan facility made available under this Agreement as described in paragraph (b) of Clause 2 (The Facilities).

         "Facility B Commitment" means:

         (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement.

         "Facility B Loan" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

         "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

         "Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Mandated Lead Arranger and AOC (or the Agent or Security Agent and AOC) setting out any of the fees referred to in Clause 12 (Fees).

         "Finance Document" means this Agreement, any Fee Letter, the Syndication Letter, any Accession Letter, any Security Document, any Hedging Agreement, any Bilateral Facility Document, the Hedging Strategy Letter and any other document designated as such by the Agent and the Parent or the Agent and the Obligors' Agent.

         "Finance Parties" means the Agent, the Security Agent, the Arranger, each Lender, each Hedging Bank and the Bilateral Bank and "Finance Party" means any of them.

         "Financial Indebtedness" means any indebtedness for or in respect of:

         (a)      moneys borrowed;

         (b) any amount raised by acceptance under any acceptance credit facility;

         (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

         (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease;

         (e) receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

         (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

         (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

         (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

         (i) any amount raised by the issue of redeemable shares if the shares are redeemable at the option of their holder or if the relevant member of the Group is otherwise obliged, or may on the occurrence of any event or circumstance become otherwise obliged, to redeem such shares on or before the date falling 60 Months after the date of this Agreement;

         (j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance or if the deferred payment is to be paid more than 180 days after the date of the acquisition or supply (as appropriate) of the relevant asset or service provided under such agreement;

         (k) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above;

         and so that, where the amount of Financial Indebtedness falls to be calculated, no amount shall be taken into account more than once in the same calculation.

         "Group" means the Parent and its Subsidiaries for the time being.

         "Group Company" means a member of the Group.

         "Group Structure Chart" means a group structure chart, in the agreed form, showing as at the date of this Agreement:

         (a)      all members of the Group;

         (b) any person in which any Group member has (or members of the Group together have) an interest of more than 25% in the issued share capital or equivalent ownership interest of such person;

         (c) the jurisdiction of incorporation of each person within (a) and (b) above; and

         (d) that all members of the Group are wholly-owned Subsidiaries of the Parent or, if any members of the Group are not wholly-owned Subsidiaries of the Parent, specifying the percentage shareholding or other economic interest which the Parent (directly or indirectly) holds in such members of the Group.

         "Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25 (Changes to the Obligors).

         "Hedging Agreements" means any hedging agreement entered by a Borrower with a Lender pursuant to paragraph (a) of Clause 22.9 (Hedging Arrangements) and which complies with the provisions of paragraph
         (b)(i) of such Clause 22.9.

         "Hedging Bank" means any Lender in its capacity as provider of hedging under a Hedging Agreement.

         "Hedging Strategy Letter" means the letter in the agreed form from the Obligors' Agent to the Agent setting out the hedging strategy.

         "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

         "Identified Target" means all (or substantially all) of the shares in, or all (or substantially all) of the assets of, Leuna Polymer GmbH.

         "Indebtedness" means all money and liabilities now or hereafter due, owing or incurred to the Finance Parties (or any of them) by the Obligors under the Finance Documents (or any of them) (including, for the avoidance of doubt, any increase in the amount of the facilities provided under any of them) in any currency or currencies, whether present or future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal, guarantor or surety, together with all interest accruing thereon and all costs, charges and expenses incurred in connection therewith.

         "Indebtedness for Borrowed Money" means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (g) or (h) of the definition of "Financial Indebtedness" in this Clause 1.1.

         "Information Memorandum" means the document in the form approved by the Parent concerning the Group which, at the Parent's request and on its behalf, is to be prepared in relation to this transaction and distributed by the Mandated Lead Arranger to selected financial institutions prior to the Syndication Date in connection with syndication.

         "Intellectual Property" means the Intellectual Property Rights owned by members of the Group throughout the world or the interests of any member of the Group in any of the foregoing, together with the benefit of all agreements entered into or the benefit of which is enjoyed by any member of the Group relating to the use or exploitation of any of the aforementioned rights.

         "Intellectual Property Rights" means all patents and patent applications, trade and service marks and trade and/or service mark applications (and all goodwill associated with such applications), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all trade secrets, know-how and all other intellectual property rights.

         "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

         "Internal Revenue Code" means, at any date, the Internal Revenue Code of 1986 of the United States of America or any successor legislation thereto as amended from time to time, and the regulations promulgated and rules issued thereunder, all as the same may be in effect at such date.

         "Key Properties" means:

         (a) The land and buildings at Oil Sites Road, Ellesmere Port, Cheshire comprising:-

                  (i) the freehold land abutting The Manchester Ship Canal registered at H M Land Registry with freehold title absolute under title number CH420032; and

                  (ii) the freehold land to the north of Oil Sites Road registered at H M Land Registry with freehold title absolute under title number CH363860; and

                  (iii) the freehold land on the North side of Oil Sites Road, Ellesmere Port, Cheshire registered at H M Land Registry with title absolute under title number CH425646; and

                  (iv) the leasehold property being the Armco Barriers, Oil Sites Road, Ellesmere Port registered at H M Land Registry with good leasehold title under title number CH403291; and

                  (v) land abutting the Manchester Ship Canal demised by a lease dated 14 October 1998 and made between The Manchester Ship Canal Company (1) and Associated Octel Company (Plant) Limited (2) and registered at HM Land Registry under Title Number CH431481; and

         (b) The land and buildings at Watling Street, Bletchley, Buckinghamshire being the remaining land registered at H M Land Registry with freehold title absolute under title number BM233973.

         "Key Property Debenture" means the Debenture entered into by AOC (Plant) creating Security over, inter alia, the Key Properties.

         "Legal Reservations" means (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, (b) the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors generally, (c) the principle that certain types of security expressed to take effect as fixed security may, as a result of the ability of an Obligor to deal with the assets subject to that security on terms permitted under the Finance Documents, take effect as floating security, (d) the time-barring of claims under the Limitation Acts, (e) rules against penalties and similar principles and (f) any other qualifications or reservations as to matters of law only contained in the legal opinions referred to in paragraph 2 of Part I of
         Schedule 2 (Conditions Precedent) or any other written legal opinion obtained by the Agent or Security Agent from its legal advisers under the terms of the Finance Documents.

         "Lender" means:

         (a)      any Original Lender; and

         (b) any bank or financial institution which has become a Party in accordance with Clause 24 (Changes to the Lenders),

         which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

         "Leverage Ratio" means, in relation to any period, the ratio of Total Net Debt as at the last day of that period to EBITDA for that period, each as determined in accordance with Clause 21 (Financial Covenants).

         "LIBOR" means, in relation to any Loan:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

         "Loan" means a Facility A Loan or a Facility B Loan.

         "LMA" means the Loan Market Association.

         "Majority Creditors" means, at any time, a Lender or Lenders whose Credit Participations at that time aggregate more than 662/3% of the total Credit Participations at that time.

         "Majority Lenders" means, at any time:

         (a) a Lender or Lenders whose Commitments aggregate more than 662/3% of the Total Commitments at that time;

         (b) or, if the Total Commitments have been reduced to zero, a Lender or Lenders whose Commitments aggregated more than 662/3% of the Total Commitments immediately prior to the reduction).

         "Management" means, at any time, the chief executive officer and the chief financial officer of the Parent at that time.

         "Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

         "Margin" means 2.625 per cent. per annum, but if:

         (a)      no Event of Default has occurred and is continuing; and

         (b) the Leverage Ratio in respect of the most recently completed Relevant Period falls in one of the ranges set out in the table below,

         then, for so long as the Leverage Ratio continues to fall in such range and no Event of Default is continuing, the Margin shall be the percentage rate per annum set out below opposite such range:


                          Leverage Ratio                              Margin
                                                                   (% per annum)

         equal to or less than 2.25:1 and greater than 2:1             2.375

         equal to or less than 2:1 and greater than 1.50:1               2

         equal to or less than 1.50:1 and greater than 1:1             1.625

         equal to or less than 1:1                                     1.25

         (and any reduction or increase in the Margin shall take effect 5 Business Days after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 20.2 (Compliance Certificate)) provided that notwithstanding the above the Margin shall be 2.625 per cent. per annum in any event from the date hereof until 5 Business Days after receipt by the Agent of the Compliance Certificate for the Relevant Period ending 31 March 2002 pursuant to Clause 20.2 (Compliance Certificate).

         "Margin Stock" means margin stock or "margin security" within the meaning of Regulations T, U and X.

         "Material Adverse Effect" means any effect, event or matter:

         (a) which is, or is reasonably likely to be, materially adverse to:

                  (i) the business, assets, operations or financial condition of the Group (taken as a whole) (after taking account of any anticipated decline in the Business contemplated in the Information Memorandum and/or the Agreed Financial Projections); or

                  (ii) the ability of any Obligor to perform in a timely manner any of its material obligations (including without limitation its payment obligations and its obligations under Clause 21 (Financial Covenants)) under any of the Finance Documents; or

         (b) which results in any of the rights or obligations arising under the Finance Documents not being legal, valid and binding on and (subject to the Legal Reservations) enforceable against any party thereto (other than a Finance Party) and/or, in the case of any Security Documents, not providing to the Security Agent (on behalf of itself and the other Finance Parties) perfected enforceable Security (subject to the Legal Reservations) over the assets expressed to be secured under the Security Documents, in each case to an extent or in a manner reasonably considered by the Majority Lenders to be materially adverse to their interests under the Finance Documents.

         "Material Group Company" means:

         (a)      each Obligor;

         (b)      any other Subsidiary of the Parent:

                  (i) whose gross assets account for more than five per cent of the consolidated gross assets of the Group; and/or

                  (ii) whose EBITDA ("Subsidiary EBITDA") accounts for more than five per cent of the EBITDA of the Group,

                  and for this purpose the calculation of Subsidiary EBITDA and gross assets shall:

                  (i)      be made in accordance with US GAAP;

                  (ii) in the case of a company which itself has Subsidiaries, be made by using the consolidated Subsidiary EBITDA or consolidated gross assets, as the case may be, of it and its Subsidiaries; and

                  (iii)    be determined by reference to:

                           (1) the latest accounts of the relevant company used for the purposes of the then latest audited annual financial statements of the Group delivered by the Parent under Clause
                                    20.1 (Financial Statements); or

                           (2) if the relevant company becomes a Subsidiary of the Parent after the end of the financial year to which those latest audited annual financial statements of the Group relate, the latest accounts of that Subsidiary; and

                  (iv) Subsidiary EBITDA shall be calculated on the same basis as EBITDA in Clause 21.1 (Financial definitions) but adjusted so that references to the Group are references to the relevant Subsidiary and its Subsidiaries; or

         (c) any Subsidiary of the Parent to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary of the Parent which immediately prior to those transactions was a Material Group Company; or

         (d) any Subsidiary of Parent which is a Holding Company of a Relevant Holding Company.

         A report by the auditors of the Parent that a Subsidiary is or is not a Material Group Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

         "Material Insurances" means all insurance policies of the Group relating to property damage and business interruption.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 3(37) of ERISA contributed to for any employees of a U.S. Group Company or any ERISA Affiliate.

         "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

         (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

         (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

         (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

         The above rules will only apply to the last Month of any period.

         "Obligors" means each Borrower, each Guarantor, the Obligors' Agent and each other member of the Group which has undertaken (or in the future undertakes) obligations to any Finance Party pursuant to any Finance Document and "Obligor" means any of them.

         "Obligors' Agent" means AOC appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 36 (Obligors' Agent).

         "Octel America" means Octel America Inc., a corporation organised under the laws of the State of Delaware, U.S.A.

         "Octel Developments" means Octel Developments PLC (a company incorporated in England with registered number 3516662).

         "Octel Petroleum" means Octel Petroleum Specialities Limited (formerly known as Octel Resources Limited) (a company incorporated in England with registered number 3316334).

         "Octel Trading" means Octel Trading Limited (a company incorporated in England with registered number 3516648).

         "Octel Trading Group" means Octel Trading and its Subsidiaries.

         "Operating Budget" means, in relation to each financial year of the Parent, a budget comprising projected balance sheet, projected profit and loss account and projected cashflow statement (including details of projected Capital Expenditure) for the Group for that financial year delivered to the Agent pursuant to Clause 20.4 (Operating Budget).

         "Operating Properties" means all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any member of the Group.

         "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

         "Original Financial Statements" means:

         (a) in relation to the Parent, the audited consolidated financial statements of the Group for the financial year ended 31 December 2000; and

         (b) in relation to each Original Obligor other than the Parent, its audited financial statements for its financial year ended 31 December 2000.

         "Original Obligor" means an Original Borrower or an Original Guarantor.

         "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

         "Part Owned Entity" means any limited liability company which is not a wholly-owned Subsidiary of any Relevant Holding Company and in relation to which a Relevant Holding Company directly or indirectly owns in excess of 25 per cent. of the ordinary share capital.

         "Party" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

         "Pension Plan" means any employee benefit plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 or ERISA, and in respect of which any U.S. Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Permitted Guarantee" has the meaning ascribed to it in Clause 22.13 (Guarantees).

         "Permitted Indebtedness" has the meaning ascribed to it in Clause 22.12 (Indebtedness).

         "Permitted Investment" means any investment (whether by way of loan, subscription of share capital, incurrence of any liability or otherwise) by any member of the Group in a Part Owned Entity, provided that:

         (a) such investment is in a business similar to, connected with, or related to the development of the Business and if made by a member of the Relevant Group is made in a Part Owned Entity of that Relevant Group; and

         (b) after the date of this Agreement, the aggregate (without double-counting) of:

                  (i) any amount advanced, lent, contributed or subscribed for, or otherwise invested in, such Part Owned Entity by any member of the Group during an Accounting Quarter; and

                  (ii) the market value of any asset transferred (other than by way of a transfer permitted under this Agreement) or contributed to such Part Owned Entity by any member of the Group during an Accounting Quarter; and

                  (iii) the maximum liability under any guarantee given by any member of the Group during an Accounting Quarter in respect of any Financial Indebtedness incurred (whether by way of guarantee or otherwise) by such Part Owned Entity, shall not exceed the Unutilised Available Amount in respect of that Accounting Quarter at that time.

         "Permitted Security " means any Security falling within the provisions of paragraph (b) of Clause 22.3 (Negative Pledge).

         "Preferred Stock", as applied to the Capital Stock of any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

         "Prochem Acquisition" means the acquisition of all of the shares in Prochem Chemicals Inc. by H. Performance Products Inc. (a Subsidiary of Octel America which it is anticipated will change its name to Octel Performance Chemicals Inc.) which completed on 15 August 2001.

         "Prochem Refinancing Facility B Utilisation" means a Utilisation of Facility B the proceeds of which are to be applied for the purposes specified in paragraph (b)(iv) of Clause 3.1 (Purpose).

         "Qualifying Lender" has the meaning given to it in Clause 13 (Tax gross-up and indemnities).

         "Quarter Date" has the meaning given to it in Clause 21.1 (Financial definitions).

         "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

         (a) (if the currency is domestic sterling) the first day of that period;

         (b) (if the currency is euro) two TARGET Days before the first day of that period; or

         (c) (for any other currency) two Business Days before the first day of that period,

         unless market practice differs in the London Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Day will be the last of those days).

         "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

         "Reference Banks" means the principal London offices of Barclays Bank PLC, Bayerische Landesbank Girozentrale, London Branch and Lloyds TSB Bank plc.

         "Regulations T, U and X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect.

         "Relevant Acquisition" means an acquisition by a member of the Group of the Identified Target in respect of which the Agent has received in form and substance satisfactory to it the documents and evidence referred to in Part III of Schedule 2 (Conditions Precedent) relating to such acquisition.

         "Relevant Acquisition Utilisation" means, a Utilisation of Facility B the proceeds of which are to be applied for the purposes specified in paragraph (b)(iii) of Clause 3.1 (Purpose).

         "Relevant Groups" means each of the following:

         (a)      Octel Trading and its Subsidiaries;

         (b)      Octel Petroleum and its Subsidiaries;

         (c)      Octel America and its Subsidiaries,

                  (each of (a), (b) and (c) being individually a "Relevant Group").

         "Relevant Holding Companies" means each of the following:

         (a)      Octel Trading;

         (b)      Octel Petroleum;

         (c)      Octel America,

         (each being a "Relevant Holding Company")

         "Relevant GAAP " means, in relation to a company, accounting principles and practices generally accepted from time to time in such company's jurisdiction of incorporation.

         "Relevant Period" has the meaning ascribed it in Clause 21 (Financial Covenants).

         "Reliance Letter" means any letter in the agreed form from a provider of a Report or an Additional Report and which is addressed to the Security Agent (on behalf of the Finance Parties) and pursuant to which the provider of the Report agrees that the Finance Parties are entitled to rely on such Report subject to and on the terms set out therein.

         "Repayment Instalment" means each instalment for repayment of the Facility A Loans referred to in Clause 7.1 (Repayment of Facility A Loans).

         "Repeating Representations" means each of the representations set out in Clause 19 (Representations) (other than Clause 19.21 (Information Memorandum)) except that the representations set out in Clause 19.6 (Governing law and enforcement), Clause 19.7 (No filing or stamp taxes), Clause 19.8 (No Default), paragraph (a) of Clause 19.9 (Security interests), Clause 19.10 (Reports), Clause 19.12 (Financial statements), paragraph (a) of Clause
         19.13 (Material Adverse Changes), Clause 19.15 (No proceedings pending or threatened), Clause 19.20 (Agreed Financial Projections) are only Repeating Representations for the purposes of the first Utilisation Request and the first day of the first Interest Period.

         "Reports" means each of the following:

         (a) the environmental report, in the agreed form, prepared by Dames & Moore in relation to the Business; and

         (b) the market report, in the agreed form, prepared by Chem Systems in relation to the Business.

         "Resignation Letter" means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

         "Rollover Loan" means one or more Facility B Loans:

         (a) made or to be made on the same day that a maturing Facility B Loan is due to be repaid;

         (b) the aggregate amount of which is equal to or less than the maturing Facility B Loan;

         (c) in the same currency as the maturing Facility B Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

         (d) made or to be made to the same Borrower for the purpose of refinancing a maturing Facility B Loan.

         "Screen Rate" means in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Obligors' Agent and the Lenders.

         "Security" means a mortgage, charge, pledge, lien, hypothecation, right of set-off, security trust, assignment by way of security, reservation of title or other security interest securing any obligation of any person or any other agreement or arrangement (including, without limitation, a sale and repurchase agreement) having the commercial effect of conferring security.

         "Secured Obligations" means all obligations at any time due, owing or incurred by any Obligor to any Finance Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

         "Security Documents" means:

         (a)      the Debentures;

         (b)      the US Security Documents;

         (c)      the Swiss Assignment Agreement;

         (d)      the Swiss Share Pledge; and

         (e)      the English Share Pledge,

         together with any other document entered into by any member of the Group creating or expressed to create Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

         "Selection Notice" means a notice substantially in the form set out in
         Part II of Schedule 3 (Requests) given in accordance with Clause 10 (Interest Periods) in relation to Facility A.

         "Senior Notes" means the 10% senior notes due 2006 issued by Octel Developments plc (and guaranteed by the Parent) pursuant to an indenture dated as of 1 May 1998.

         "Specified Time" means a time determined in accordance with Schedule 10 (Timetables).

         "Subsidiary" means:

         (a) a subsidiary within the meaning of section 736 of the Companies Act 1985; or

         (b) a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985; or

         (c) whether or not falling within paragraphs (a) or (b) above, in relation to any company or corporation, a company or corporation:

                  (i) which is controlled, directly or indirectly, by the first mentioned company or corporation;

                  (ii) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

                  (iii) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

         and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

         "Surplus Cash Flow" means, in respect of any Accounting Quarter of the Parent, Cashflow less Consolidated Net Finance Charges of the Group for that Accounting Quarter (and, for the purpose of this definition, the relevant testing period for calculating Cashflow and Consolidated Net Finance Charges shall be that Accounting Quarter).

         "Swiss Assignment Agreement" means the assignment agreement entered into by Alcor Chemie Vertriebs GmbH in favour of the Security Agent dated after the date of this Agreement and on or before the Closing Date.

         "Swiss Share Pledge" means the share pledge agreement dated after the date of this Agreement and on or before the Closing Date between OBOAdler Company Limited as pledgor and the Security Agent pursuant to which the shares in Alcor Chemie Vertriebs GmbH are pledged by way of security to the Security Agent.

         "Syndication Date" means the earlier of:

         (a)      the day which is 6 Months after the date of this Agreement;
                  and

         (b) the day specified by the Mandated Lead Arranger to the Obligors' Agent as the day on which primary syndication of the Facilities is completed.

         "Syndication Letter" means the letter headed "Syndication Letter" dated on or about the date of this Agreement and made between the Mandated Lead Arranger, the Original Lenders and Octel Corp and the Obligors' Agent.

         "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

         "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

         "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

         "Taxes Act" means the Income and Corporation Taxes Act 1988.

         "Termination Date" means the day falling 36 Months after the date of this Agreement.

         "Total Commitments" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being $250,000,000 at the date of this Agreement.

         "Total Facility A Commitments" means the aggregate of the Facility A Commitments, being $210,000,000 at the date of this Agreement.

         "Total Net Debt" has the meaning ascribed to it in Clause 21 (Financial Covenants).

         "Total Facility B Commitments" means the aggregate of the Facility B Commitments, being $40,000,000 at the date of this Agreement.

         "Transaction Security" means the Security created or expressed to be created under the Security Documents.

         "Transfer Certificate" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Obligors' Agent.

         "Transfer Date" means, in relation to a transfer, the later of:

         (a)      the proposed Transfer Date specified in the Transfer
                  Certificate; and

         (b)      the date on which the Agent executes the Transfer Certificate.

         "Trigger Date" means the date on which the Agent has confirmed to the Lenders and the Obligors' Agent that the following conditions have been satisfied:

         (a) the Total Commitments have been permanently reduced by at least 50% of the Total Commitments as at the date of this Agreement; and

         (b) the Leverage Ratio for the most recently ended Relevant Period is no greater than 1.75:1 (tested in accordance with Clause 21 (Financial Covenants),

         (and the Agent will as soon as reasonably practicable after being requested to do so by the Obligors' Agent when the Obligors' Agent believes that the above conditions have been satisfied notify it and the Lenders when the above conditions have been satisfied for these purposes).

         "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

         "UK GAAP " means accounting principles and practices generally accepted from time to time in the United Kingdom.

         "Unutilised Available Amount" means, in respect of any Accounting Quarter, the Available Amount for that Accounting Quarter less the total cost of all Permitted Investments made in that Accounting Quarter (which for this purpose shall be the aggregate of the amounts specified in paragraph (b) of the definition of "Permitted Investment" in this Clause 1.1 in respect of the relevant Permitted Investments).

         "US" or "USA" means the United States of America.

         "US GAAP" means accounting principles and practices generally accepted from time to time in the US.

         "U.S. Group Member" means a member of the Group incorporated in the U.S.

         "U.S. Guarantor" means a Guarantor incorporated in the U.S.

         "U.S. Obligor" means an Obligor incorporated in the U.S.

         "US Security Documents" means each security agreement and pledge agreement governed by the laws of a State of the USA entered into by each of the Original Obligors which is incorporated in the US in favour of the Security Agent and dated after the date of this Agreement and on or before the Closing Date.

         "Utilisation" means a utilisation of a Facility.

         "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

         "Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

         "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

         "Voting Stock" of a person means all classes of Capital Stock issued by a corporation or equivalent interests in any other person (including partnership interests) of such person then outstanding, the holders of which are normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or persons performing similar functions thereof, even if the right to vote has been suspended by the occurrence of such a contingency.

1.2      CONSTRUCTION
         (a) Unless a contrary indication appears a reference in this Agreement or the Key Property Debenture to:

                  (i) "assets" includes present and future properties, revenues and rights of every description;

                  (ii) a document being in the "agreed form" means in a form agreed between the Obligors' Agent and the Agent;

                  (iii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, restated or novated;

                  (iv) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                  (v) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

                  (vi) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                  (vii) a provision of law is a reference to that provision as amended or re-enacted; and

                  (viii)   a time of day is a reference to London time.

         (b) Section, Clause and Schedule headings are for ease of reference only.

         (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

         (d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

1.3      CURRENCY SYMBOLS AND DEFINITIONS
         "$" and "dollars" denote lawful currency of the United States of America, "(pound)" and "sterling" denotes lawful currency of the United Kingdom and "EUR" and "euro" means the single currency unit of the Participating Member States.

1.4      THIRD PARTY RIGHTS
         (a) Except as provided in a Finance Document, the terms of a Finance Document may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

         (b) Notwithstanding any provision of any Finance Document, the Parties to a Finance Document do not require the consent of any third party to rescind or vary any Finance Document at any time.

1.5      BARCLAYS CAPITAL
         References in the Finance Documents to "Barclays Capital" are references to Barclays Capital, the investment banking division of Barclays Bank PLC.

                                    SECTION 2

                                 THE FACILITIES

2.       THE FACILITIES

2.1      THE FACILITIES
         Subject to the terms of this Agreement, the Lenders make available:

         (a) to Octel Developments a multicurrency term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

         (b) to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2      BILATERAL FACILITIES
         (a) Each Bilateral Bank makes available to the relevant Borrowers the Bilateral Facilities applicable to that Bilateral Bank on the terms set out in the relevant Bilateral Facility Documents.

         (b) Each Bilateral Bank and the relevant Borrower shall promptly notify the Agent of:

                  (i) the establishment of any Bilateral Facility applicable to it; and

                  (ii) such information relating to the operation of any Bilateral Facility applicable to it (including, without limitation, the Bilateral Outstandings and Bilateral Commitments thereunder) as the Agent may from time to time request and each Borrower hereby consents to all such information being released to the Agent and each Lender.

         (c) In case of any inconsistency between any term of any Bilateral Facility and this Agreement, the terms of this Agreement shall prevail.

         (d) Each Bilateral Bank and each relevant Borrower acknowledge the terms of Clause 22.10 (Bilateral Facilities) and paragraph (e) of Clause 22.12 (Indebtedness).

2.3      LENDERS' RIGHTS AND OBLIGATIONS
         (a) The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

         (b) The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

         (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.       PURPOSE

3.1      PURPOSE
         (a) Octel Developments shall apply all amounts borrowed by it under Facility A towards refinancing the Existing Bank Facilities and the Senior Notes and all broken funding, make-whole amounts, accrued interest and other costs and expenses relating to such refinancing.

         (b) Each Borrower shall apply all amounts borrowed by it under Facility B:

                  (i)      towards general corporate purposes of the Group;

                  (ii) towards refinancing the revolving facility under the Existing Bank Facilities and all broken funding, accrued interest and other costs and expenses relating to such refinancing;

                  (iii) towards the Relevant Acquisition (including refinancing any indebtedness of the relevant acquired company or business or any Subsidiary thereof) and costs, expenses and fees related to such Relevant Acquisition; or

                  (iv) to refinance indebtedness incurred by the Group in connection with the Prochem Acquisition.

3.2      MONITORING
         No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.       CONDITIONS OF UTILISATION

4.1      INITIAL CONDITIONS PRECEDENT
         (a) No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in
                  Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Obligors' Agent and the Lenders promptly upon being so satisfied.

         (b) In addition, no Borrower may deliver a Utilisation Request in respect of any Utilisation of Facility B if that Utilisation is to be a Relevant Acquisition Utilisation or a Prochem Refinancing Facility B Utilisation unless:

                  (i) (if that Utilisation is to be a Relevant Acquisition Utilisation) the Agent has received in respect of the acquisition of the Identified Target to be financed by that Utilisation all of the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent) relating to such acquisition in form and substance satisfactory to the Agent (and the Agent shall notify the Obligors' Agent and the Lenders promptly upon being so satisfied); or

                  (ii) (if that Utilisation is to be a Prochem Refinancing Facility B Utilisation) the Utilisation Request relating to such Utilisation confirms that the Utilisation is to be used to repay indebtedness incurred by the Group in connection with the Prochem Acquisition.

4.2      FURTHER CONDITIONS PRECEDENT
         (a) The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

                  (i) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

                  (ii) the Repeating Representations to be made by each Obligor are true in all material respects.

         (b) The Lenders will only be obliged to comply with Clause 6.3 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

4.3      CONDITIONS RELATING TO OPTIONAL CURRENCIES
         (a) A currency will constitute an Optional Currency in relation to a Loan if it is sterling or euro or (in the case of any other currency) if:

                  (i) it is readily available in the amount required and freely convertible into the Base Currency in the London interbank market on the Quotation Day and the Utilisation Date for that Loan; and

                  (ii) it has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request or Selection Notice for that Loan.

         (b) If the Agent has received a written request from the Obligors' Agent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Obligors' Agent by the Specified Time:

                  (i) whether or not the Lenders have granted their approval; and

                  (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

         (c) If the euro constitutes an Optional Currency at any time, a Loan will only be made available in the euro unit.

4.4      MAXIMUM NUMBER OF LOANS AND OPTIONAL CURRENCIES
         (a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

                  (i)      more than eight Loans would be outstanding; or

                  (ii) the Loans would be outstanding in more than three currencies.

         (b) A Borrower may not request that a Facility A Loan be divided if, as a result of the proposed division, more than eight Loans would be outstanding.

         (c) Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

4.5      SINGLE DRAWING FOR FACILITY A
         (a)      Facility A shall be drawndown in one amount by Octel
                  Developments.

         (b) No Facility B Loans may be drawn until a Facility A Loan has been drawn.

                                    SECTION 3

                                   UTILISATION

5.       UTILISATION

5.1      DELIVERY OF A UTILISATION REQUEST
         A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2      COMPLETION OF A UTILISATION REQUEST
         (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

                  (i) it identifies the Facility to be utilised and if that is Facility B (where relevant) if it is for a Relevant Acquisition Utilisation or a Prochem Refinancing Facility B Utilisation;

                  (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

                  (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

                  (iv) the proposed Interest Period complies with Clause 10 (Interest Periods);

                  (v) if it is for a Relevant Acquisition Utilisation it provides reasonable details as to how the proceeds of the Utilisation are to be applied towards the Relevant Acquisition;

                  (vi) if it is for a Prochem Refinancing Facility B Utilisation, it specifies that the proceeds are to be used to repay indebtedness incurred by the Group in connection with the Prochem Acquisition; and

                  (vii) if it is in relation to Facility A, the Borrower is Octel Developments.

         (b)      Only one Loan may be requested in each Utilisation Request.

5.3      CURRENCY AND AMOUNT
         (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

         (b) The amount of the proposed Loan must be an amount whose Base Currency Amount is not more than the Available Facility and which is:

                  (i) if the currency selected is the Base Currency, a minimum of $10,000,000 for Facility A and $5,000,000 for Facility B or in any case, if less, the Available Facility; or

                  (ii) if the currency selected is sterling or euro, a minimum of (pound)7,000,000 or euro 10,000,000 for Facility A and (pound)3,000,000 or euro 5,000,000 for Revolving Facility B or in any case, if less, the Available Facility; or

                  (iii) if the currency selected is an Optional Currency other than sterling or euro, the minimum amount (or an integral multiple, if required) specified by the Agent pursuant to paragraph (b) (ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4      LENDERS' PARTICIPATION
         (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

         (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

         (c) The Agent shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan at the Specified Time.

6.       OPTIONAL CURRENCIES

6.1      SELECTION OF CURRENCY
         (a) A Borrower (or the Obligors' Agent on behalf of a Borrower) shall select the currency of a Loan:

                  (i) (in the case of an initial Utilisation) in a Utilisation Request; and

                  (ii) (afterwards in relation to a Facility A Loan made to it) in a Selection Notice.

         (b) If a Borrower (or the Obligors' Agent on behalf of a Borrower) fails to issue a Selection Notice in relation to a Facility A Loan, the Loan will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

         (c) If a Borrower (or the Obligors' Agent on behalf of a Borrower) issues a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Agent shall promptly notify the Borrower and the Lenders and the Loan will remain in the existing currency (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

6.2      UNAVAILABILITY OF A CURRENCY
         If before the Specified Time on any Quotation Day:

         (a) the Agent has received notice from a Lender that the Optional Currency requested is not readily available to it in the amount required; or

         (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

         the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the maturing Facility B Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3      CHANGE OF CURRENCY
         (a) If a Facility A Loan is to be denominated in different currencies during two successive Interest Periods:

                  (i) if the currency for the second Interest Period is an Optional Currency, the amount of the Loan in that Optional Currency will be calculated by the Agent as the amount of that Optional Currency equal to the Base Currency Amount of the Loan at the Agent's Spot Rate of Exchange at the Specified Time;

                  (ii) if the currency for the second Interest Period is the Base Currency, the amount of the Loan will be equal to the Base Currency Amount;

                  (iii) (unless the Agent and the Borrower agree otherwise in accordance with paragraph (b) below) the Borrower that has borrowed the Loan shall repay it on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

                  (iv) (subject to Clause 4.2 (Further conditions precedent)) the Lenders shall re-advance the Loan in the new currency in accordance with Clause 6.5 (Agent's calculations).

         (b) If the Agent and the Borrower that has borrowed the Facility A Loan agree, the Agent shall:

                  (i) apply the amount paid to it by the Lenders pursuant to paragraph (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the Facility A Loan is outstanding for the first Interest Period; and

                  (ii) use the amount it purchases in or towards satisfaction of the relevant Borrower's obligations under paragraph (a)(iii) above.

         (c)      If the amount purchased by the Agent pursuant to paragraph
                  (b)(i) above is less than the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify that Borrower and that Borrower shall, on the last day of the first Interest Period, pay an amount to the Agent (in the currency of the outstanding Facility A Loan or Facility B Loan (as the case may be) for the first Interest Period) equal to the difference.

         (d) If any part of the amount paid to the Agent by the Lenders pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify that Borrower and pay that Borrower, on the last day of the first Interest Period that part of that amount (in the new currency).

6.4      SAME OPTIONAL CURRENCY DURING SUCCESSIVE INTEREST PERIODS
         (a) If a Facility A Loan is to be denominated in the same Optional Currency during two successive Interest Periods, the Agent shall calculate the amount of the Facility A Loan in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of that Facility A Loan at the Agent's Spot Rate of Exchange at the Specified Time) and (subject to paragraph (b) below):

                  (i) if the amount calculated is less than the existing amount of that Facility A Loan in the Optional Currency during the first Interest Period, promptly notify the Borrower that has borrowed that Facility A Loan and that Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

                  (ii) if the amount calculated is more than the existing amount of that Facility A Loan in the Optional Currency during the first Interest Period, promptly notify each Lender and, if no Event of Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

         (b) If the calculation made by the Agent pursuant to paragraph (a) above shows that the amount of the Facility A Loan in the Optional Currency for the second of those Interest Periods converted into the Base Currency at the Agent's Spot Rate of Exchange at the Specified Time has increased or decreased by less than 5 per cent. compared to its Base Currency Amount, no notification shall be made by the Agent and no payment shall be required under paragraph (a) above.

6.5      AGENT'S CALCULATIONS
         (a) All calculations made by the Agent pursuant to this Clause 6 will take into account any repayment, prepayment, consolidation or division of Facility A Loans to be made on the last day of the first Interest Period.

         (b) Each Lender's participation in a Loan will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

                                    SECTION 4

                     REPAYMENT, PREPAYMENT AND CANCELLATION

7.       REPAYMENT

7.1      REPAYMENT OF FACILITY A LOANS
         (a) Octel Developments shall repay the Facility A Loans in instalments by repaying on each Facility A Repayment Date the amount set out opposite each Facility A Repayment Date below:

                       Facility A Repayment Date      Repayment Instalment
                                                               ($)

                               31 March 2002               40,000,000
                           30 September 2002               25,000,000
                               31 March 2003               25,000,000
                           30 September 2003               20,000,000
                               31 March 2004               20,000,000
                           30 September 2004               20,000,000
                            Termination Date               60,000,000

         (b) If, in relation to a Facility A Repayment Date, the aggregate amount of the Facility A Loans made to the Borrowers exceeds the Repayment Instalment to be repaid by Octel Developments, the Obligors' Agent may, if it gives the Agent not less than five Business Days' prior notice, select which of those Facility A Loans will be wholly or partially repaid so that the Repayment Instalment is repaid on the relevant Facility A Repayment Date in full. The Obligors' Agent may not make a selection if as a result more than one Facility A Loan will be partially repaid.

         (c) If the Obligors' Agent fails to deliver a notice to the Agent in accordance with paragraph (b) above, the Agent shall select the Facility A Loans to be wholly or partially repaid.

         (d) Any repayment or prepayment of a Facility A Loan denominated in an Optional Currency shall reduce the amount of that Facility A Loan by the amount of that Optional Currency repaid and shall reduce the Base Currency Amount of that Facility A Loan proportionally.

         (e) No Borrower may reborrow any part of Facility A which is repaid.

7.2      REPAYMENT OF FACILITY B LOANS
         Each Borrower which has drawn a Facility B Loan shall repay that Loan on the last day of its Interest Period.

8.       PREPAYMENT AND CANCELLATION

8.1      ILLEGALITY
         If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

         (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

         (b) upon the Agent notifying the Obligors' Agent, the Commitment of that Lender will be immediately cancelled; and

         (c) each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Obligors' Agent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2      CHANGE OF CONTROL
         (a) If any person or group of persons acting in concert gains control of the Parent (a "Change of Control"):

                  (i) the Parent shall promptly notify the Agent upon becoming aware of that event;

                  (ii) if the Parent so requires, the Parties shall enter into good faith negotiations with a view to determining whether and on what terms the Facilities can continue to remain outstanding and be provided;

                  (iii) if no agreement between the Lenders and the Parent is reached within 30 days of the Change of Control occurring as to the terms on which the Facilities can continue to remain outstanding and be provided, the Agent shall, by not less than 15 days notice to the Parent, cancel the Facilities and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

         (b)      For the purpose of paragraph (a) above "control" means:

                  (i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

                           (1) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Parent; or

                           (2) appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

                           (3)      give directions with respect to the
                                    operating and financial policies of the
                                    Parent which the directors or other
                                    equivalent officers of the Parent are
                                    obliged to comply with; or

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                  (ii)     the holding of more than one-half of the issued share
                           capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

         (c) For the purpose of paragraph (a) above "acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Parent, to obtain or consolidate control of the Parent.

8.3      VOLUNTARY CANCELLATION
         The Parent may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $10,000,000) of an Available Facility. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably under that Facility.

8.4      VOLUNTARY PREPAYMENT OF FACILITY A LOANS
         (a) A Borrower to which a Facility A Loan has been made may, if it gives the Agent not less than ten Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Facility A Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Facility A Loan by a minimum amount of $10,000,000).

         (b) A Facility A Loan may only be prepaid after the last day of the applicable Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

         (c) Any prepayment under this Clause 8.4 shall satisfy the obligations under Clause 7.1 (Repayment of Facility A Loans) pro rata across the repayment instalments of the Facility A Loans then outstanding.

8.5      VOLUNTARY PREPAYMENT OF FACILITY B LOANS
         The Borrower to which a Facility B Loan has been made may, if it gives the Agent not less than ten Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Facility B Loan (but if in part, being an amount that reduces the Base Currency Amount of the Facility B Loan by a minimum amount of $10,000,000).

8.6      RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER
         (a)      If:

                  (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

                  (ii) any Lender claims indemnification from the Obligors' Agent under Clause 13.3 (Tax indemnity) or Clause
                           14.1 (Increased costs),

                  the Parent may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

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         (b)      On receipt of a notice referred to in paragraph (a) above, the
                  Commitment of that Lender shall immediately be reduced to zero.

         (c) On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

8.7      SURPLUS CASH FLOW
         (a) Subject to paragraph (c) below, within 20 Business Days of delivery of the quarterly unaudited consolidated financial statements of the Parent in respect of an Accounting Quarter of the Parent pursuant to Clause 20.1 (Financial Statements), the Parent will (or will procure that a Borrower will) prepay an amount of the Facilities in accordance with Clause 8.8 (Prepayments: Order of Application) and in an amount equal to 50 per cent. of the amount of Surplus Cash Flow for such Accounting Quarter, provided that Surplus Cash Flow for any Accounting Quarter shall (to the extent such amounts are included in Surplus Cash Flow) be reduced by the aggregate amount of prepayments made pursuant to Clause 8.4 (Voluntary prepayment of Facility A Loans) during that Accounting Quarter.

         (b) The Parent will deliver, together with the quarterly unaudited consolidated financial statements referred to in paragraph (a) above, a certificate confirming:

                  (i) the amount of the Surplus Cash Flow (if any), together with a calculation of how that amount has been determined; and

                  (ii) the ratio of Total Net Debt (as at the end of the Accounting Quarter to which those management accounts relate) to EBITDA (for the 12 month period ending on the last day of that Accounting Quarter), together with a calculation of how that ratio has been determined.

         (c) The Parent shall be under no obligation to make any prepayment under this Clause 8.7 in respect of the Surplus Cash Flow for any Accounting Quarter beginning after the Trigger Date has occurred.

8.8      PREPAYMENTS: ORDER OF APPLICATION
         Prepayments made pursuant to Clause 8.7 (Surplus Cash Flow) shall be applied in prepayment of Facility A Loans (and such prepayment shall satisfy the obligations under Clause 7.1 (Repayment of Facility A Loans) in inverse order of maturity) until Facility A has been reduced to zero.

8.9      PREPAYMENTS DURING INTEREST PERIODS
         (a) Where any amount required to be prepaid under Clause 8.7 (Surplus Cash Flow) is received by the Agent during an Interest Period relating to any Loan to be prepaid, the Agent will (subject to paragraph (c) below) retain such amount until the end of such Interest Period and will apply the same against the relevant Loan or Loans on the last day of the relevant Interest Period.

         (b) Subject to paragraph (c) below, pending application against the relevant Loan or Loans the sums held by the Agent under paragraph (a) above will be placed in a Cash

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                  Collateral Account designated by the Obligors' Agent (or,
                  failing designation, selected by the Agent) and the interest earned on such account will be applied by the Agent towards the interest due by the relevant Borrower in respect of the relevant Loan or Loans at the time the amount is applied in repayment of the relevant Loan or Loans.

         (c) The Obligors' Agent may, by notice to the Agent, require that any Interest Period be broken and that the proceeds arising under Clause 8.7 (Surplus Cash Flow) be applied immediately towards repayment of the relevant Loan or Loans.

8.10     RESTRICTIONS
         (a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

         (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

         (c) No Borrower may reborrow any part of Facility A which is prepaid.

         (d) Unless a contrary indication appears in this Agreement, any part of Facility B which is prepaid may be reborrowed in accordance with the terms of this Agreement.

         (e) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

         (f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

         (g) If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Parent or the affected Lender, as appropriate.

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                                    SECTION 5

                              COSTS OF UTILISATION

9.       INTEREST

9.1      CALCULATION OF INTEREST
         The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

         (a)      Margin;

         (b)      LIBOR; and

         (c)      Mandatory Cost, if any.

9.2      PAYMENT OF INTEREST
         The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

9.3      DEFAULT INTEREST
         (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment), subject to paragraph
                  (b) below, at a rate one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

         (b) If any overdue amount consists of all or a part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

                  (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

                  (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 1 per cent and the rate which would have applied if the overdue amount had not become due.

         (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4      NOTIFICATION OF RATES OF INTEREST
         The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

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10.      INTEREST PERIODS

10.1     SELECTION OF INTEREST PERIODS
         (a) A Borrower (or the Obligors' Agent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

         (b) Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Obligors' Agent on behalf of a Borrower) to which that Facility A Loan was made not later than the Specified Time.

         (c) If a Borrower (or the Obligors' Agent) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause
                  10.2 (Changes to Interest Periods), be one Month.

         (d) Subject to this Clause 10, a Borrower (or the Obligors' Agent) may select an Interest Period of one, two, three or six Months or any other period agreed between the Obligors' Agent and the Agent (acting on the instructions of all the Lenders). In addition a Borrower (or the Obligors' Agent on its behalf) may (in relation to Facility A) select an Interest Period of less than one Month, if necessary to ensure that there are Facility A Loans (with an aggregate Base Currency Amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

         (e) An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

         (f) Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

         (g)      A Facility B Loan has one Interest Period only.

         (h) Prior to the Syndication Date, Interest Periods shall be one month or such other period as the Agent and the Obligors' Agent may agree and any Interest Period which would otherwise end during the month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

10.2     CHANGES TO INTEREST PERIODS
         (a) Prior to determining the interest rate for a Facility A Loan, the Agent may shorten an Interest Period for any Facility A Loan to ensure there are sufficient Facility A Loans with an Interest Period ending on a Facility A Repayment Date for the Borrowers to make the Repayment Instalment due on that Facility A Repayment Date.

         (b) If the Agent makes any of the changes to an Interest Period referred to in this Clause 10.2, it shall promptly notify the Obligors' Agent and the Lenders.

10.3     NON-BUSINESS DAYS
         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

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10.4     CONSOLIDATION AND DIVISION OF FACILITY A LOANS
         (a)      Subject to paragraph (b) below, if two or more Interest
                  Periods:

                  (i) relate to Facility A Loans in the same currency made under the same Facility; and

                  (ii)     end on the same date; and

                  (iii)    are made to the same Borrower

                  those Facility A Loans will, unless that Borrower (or the Obligors' Agent on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility A Loan on the last day of the Interest Period.

         (b) Subject to Clause 4.4 (Maximum number of Loans and Optional Currencies) and Clause 5.3 (Currency and amount), if a Borrower (or the Obligors' Agent on its behalf) requests in a Selection Notice that a Facility A Loan be divided into two or more Facility A Loans, that Facility A Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Facility A Loan immediately before its division.

11.      CHANGES TO THE CALCULATION OF INTEREST

11.1     ABSENCE OF QUOTATIONS
         Subject to Clause 11.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2     MARKET DISRUPTION
         (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

                  (i)      the Margin;

                  (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

                  (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

         (b)      In this Agreement "Market Disruption Event" means:

                  (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks

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                           supplies a rate to the Agent to determine LIBOR for
                           the relevant currency and Interest Period; or

                  (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the London Interbank Market would be in excess of LIBOR.

11.3     ALTERNATIVE BASIS OF INTEREST OR FUNDING
         (a) If a Market Disruption Event occurs and the Agent or the Obligors' Agent so requires, the Agent and the Obligors' Agent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

         (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Obligors' Agent, be binding on all Parties.

11.4     BREAK COSTS
         (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

         (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount and basis of calculation of its Break Costs for any Interest Period in which they accrue.

12.      FEES

12.1     COMMITMENT FEE
         (a) AOC shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the Applicable Rate on that Lender's Available Commitment under each Facility for the Availability Period applicable to that Facility.

         (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

         (c) The "Applicable Rate" for the purposes of this Clause 12.1 means the percentage rate per annum which is the lower of (1) 50% of the Margin applicable to the relevant Facility at that time and (2) one per cent. per annum.

12.2     ARRANGEMENT FEE
         AOC shall pay to the Mandated Lead Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.3     AGENCY FEES
         AOC shall pay to the Agent (for its own account) an agency fee and to the Security Agent (for its own account) a security agency fee in the amounts and at the times agreed in a Fee Letter.

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                                    SECTION 6

                         ADDITIONAL PAYMENT OBLIGATIONS

13.      TAX GROSS UP AND INDEMNITIES

13.1     DEFINITIONS
         (a)      In this Clause 13:

                  "Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

                  "Qualifying Lender" means:

                  (i) in respect of a payment made by an Obligor incorporated in the United Kingdom, a Lender which is:

                           (A)      within the charge to United Kingdom
                                    corporation tax as respects that payment and that is a Lender in respect of an advance made by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act in section 840A of the Taxes Act) at the time that advance was made; or

                           (B) a Treaty Lender with respect to the United Kingdom; and

                  (ii) in respect of a payment by an Obligor not incorporated in the United Kingdom, any Lender.

                  "Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax.

                  "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

                  "Tax Payment" means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

                  "Treaty Lender" means, in respect of a jurisdiction, a Lender entitled under the provisions of a double taxation treaty to receive payments of interest from a person resident in such jurisdiction without a Tax Deduction (subject to the completion of any necessary procedural formalities).

         (b) In this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.2     TAX GROSS-UP
         (a) Each Obligor shall make all payments to be made by it under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

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         (b)      The Obligors' Agent or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Obligors' Agent and that Obligor.

         (c) If a Tax Deduction is required by law to be made by an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

         (d) The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

                  (i) is the Agent, the Security Agent or the Arranger (on its own behalf); or

                  (ii) is a Qualifying Lender, unless that Qualifying Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate the Tax Deduction is required to be made as a result of the failure of that Qualifying Lender to comply with paragraph (g) below; or

                  (iii) is not or has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

         (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

         (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

         (g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate as soon as reasonably practicable in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

13.3     TAX INDEMNITY
         (a) The Obligors' Agent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in connection with any Finance Document.

         (b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

                  (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                  (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                  if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

         (c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligors' Agent.

         (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4     TAX CREDIT
         If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

         (i)      a Tax Credit is attributable to that Tax Payment; and

         (ii) that Finance Party has obtained, utilised and retained that Tax Credit,

         the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

13.5     STAMP TAXES
         The Obligors' Agent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all notarial fees, stamp duty, registration and other similar Taxes payable in respect of any Finance Document or any Transaction Security.

13.6     VALUE ADDED TAX
         (a) All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

         (b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

14.      INCREASED COSTS

14.1     INCREASED COSTS
         (a) Subject to Clause 14.3 (Exceptions) the Obligors' Agent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or
                  (ii) compliance with any law or regulation made after the date of this Agreement.

         (b)      In this Agreement "Increased Costs" means:

                  (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

                  (ii)     an additional or increased cost; or

                  (iii) a reduction of any amount due and payable under any Finance Document,

                  which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2     INCREASED COST CLAIMS
         (a)      A Finance Party intending to make a claim pursuant to Clause
                  14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Obligors' Agent.

         (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount and basis of calculation of its Increased Costs.

14.3     EXCEPTIONS
         (a) Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

                  (i) attributable to a Tax Deduction required by law to be made by an Obligor;

                  (ii) compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

                  (iii)    compensated for by the payment of the Mandatory Cost;
                           or

                  (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation or the gross negligence of the relevant Finance Party or its Affiliates.

         (b) In this Clause 14.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 13.1 (Definitions).

15.      OTHER INDEMNITIES

15.1     CURRENCY INDEMNITY
         (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

                  (i) making or filing a claim or proof against that Obligor;

                  (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

                  that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and
                  (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

         (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2     OTHER INDEMNITIES
         The Borrowers shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

         (a)      the occurrence of any Event of Default;

         (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Lenders);

         (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

         (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Obligors' Agent.

15.3     INDEMNITY TO THE AGENT
         The Borrowers shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

         (a) investigating any event which it reasonably believes is a Default; or

         (b) entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

         (c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.      MITIGATION BY THE LENDERS

16.1     MITIGATION
         (a) Each Finance Party shall, in consultation with the Obligors' Agent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

         (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2     LIMITATION OF LIABILITY
         (a) The Borrowers shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

         (b)      A Finance Party is not obliged to take any steps under Clause
                  16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.      COSTS AND EXPENSES

17.1     TRANSACTION EXPENSES
         The Borrowers shall promptly on demand pay the Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with:

         (a) the negotiation, preparation, printing, execution and syndication of this Agreement, any Finance Document and the Information Memorandum;

         (b) any other Finance Documents executed after the date of this Agreement; and

         (c) the completion of the transactions and perfection of the Transaction Security contemplated in the Finance Documents.

         The Agent, Security Agent or Arranger (as the case may be) shall obtain the consent of the Obligors' Agent prior to incurring costs and expenses relating to (a) or (b) or (c) above which will exceed (pound)5,000 (or its equivalent in other currencies) if such Finance Party intends to demand payment of such costs and expenses pursuant to this Clause 17.1.

17.2     AMENDMENT COSTS
         If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.9 (Change of currency), the Obligors' Agent shall, within three Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3     ENFORCEMENT COSTS
         The Obligors' Agent shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and the Security Agent may, in priority to any payment to the Finance Parties, indemnify itself out of the Charged Property in respect of (and pay and retain) all sums necessary to give effect to this Clause.

                                    SECTION 7

                                    GUARANTEE

18.      GUARANTEE AND INDEMNITY

18.1     GUARANTEE AND INDEMNITY
         Each Guarantor irrevocably and unconditionally jointly and severally:

         (a) guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

         (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

         (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2     CONTINUING GUARANTEE
         This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3     REINSTATEMENT
         If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

         (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

         (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4     WAIVER OF DEFENCES
         The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

         (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

         (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

         (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

         (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

         (g)   any insolvency or similar proceedings.

18.5     IMMEDIATE RECOURSE
         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6     APPROPRIATIONS
         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may while a Default is continuing:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

         (b) hold in an interest-bearing suspense account (bearing interest at an appropriate market rate) any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 18.

18.7     DEFERRAL OF GUARANTORS' RIGHTS
         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

         (a)   to be indemnified by an Obligor;

         (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

         (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8     ADDITIONAL SECURITY
         This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.9     SPECIFIC PROVISIONS FOR SWISS GUARANTORS
         (a) If and to the extent the payment obligations of a Guarantor incorporated in Switzerland (a "Swiss Guarantor") Swiss Guarantor as a Guarantor would, at the time payment is due, under Swiss laws and regulations not be permitted or be of an amount rendering the directors of that Swiss Guarantor personally liable pursuant to Swiss law to any of its creditors as a consequence of paying such amount, then such payment obligations shall remain limited to the amount permitted to be paid and not triggering such directors' liability. Such limitation amount shall however in no event be less than the unrestricted equity capital surplus (including the unrestricted portion of general reserves, other free reserves, retained earnings and current net profits) freely available for distribution to the shareholder(s) of that Swiss Guarantor under the Swiss Code of Obligations at the time or times payment(s) under or pursuant to this Agreement is requested from that Swiss Guarantor. Each Swiss Guarantor and its immediate Holding Company hereby undertake to take all such measures as may then be necessary to make the payment valid and non-refundable under Swiss corporate law.

         (b) If and to the extent at the time a payment from a Swiss Guarantor as Guarantor is demanded such payment is subject to the limitation pursuant to paragraph (a) above and may only be made as a distribution of profits, then such payment shall only be made upon completion of the following measures to the extent they are from time to time required under Swiss corporate law:

               (i) an audited balance sheet of that Swiss Guarantor has been prepared;

               (ii) the auditors of that Swiss Guarantor have approved the amount of the proposed payment based on applicable Swiss corporate law and the articles of association;

               (iii) the shareholder(s) of that Swiss Guarantor must have had access to the above mentioned audited balance sheet as well as to the auditors' report; and

               (iv) the shareholders of that Swiss Guarantor must properly be convened (or all shareholders must be present) and vote in favour of the payment of the amount under the guarantee given by that Swiss Guarantor.

         (c) Each Swiss Guarantor and each immediate Holding Company of each Swiss Guarantor and the Parent undertake to take and/or cause all measures necessary or useful, as the case may be, to implement the foregoing documents and other acts referred to in paragraph
               (b) above.

         Subject only to the foregoing, such payments to be made by a Swiss Guarantor under this guarantee shall be timely made in full as provided for in this Agreement.

18.10    SPECIFIC PROVISION FOR U.S. GUARANTORS
         Notwithstanding any term or provision of this Clause 18 or any other term in this Agreement or any Finance Document, if any US federal or state fraudulent conveyance laws are determined by a court of competent jurisdiction to be applicable to the obligations of a U.S. Guarantor hereunder, such U.S. Guarantor's obligations hereunder shall be limited to the maximum aggregate amount of the obligations that would not render such U.S. Guarantor's obligations subject to avoidance under applicable US federal or state fraudulent conveyance laws

                                    SECTION 8

               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.      REPRESENTATIONS
         Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement except that:

         (a) to the extent that any representation and warranty relates to a Finance Document which has not at the date of this Agreement been executed it shall be made on the date of that Finance Document in relation to that Finance Document;

         (b) the representations and warranties set out in Clause 19.21 (Information Memorandum) are only made on the date of the Information Memorandum.

19.1  STATUS
         (a) It is a corporation, duly incorporated and validly existing (and, with respect to any U.S. Obligor, in good standing) under the law of its jurisdiction of incorporation.

         (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2     BINDING OBLIGATIONS
         The obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and (subject to the Legal Reservations) enforceable obligations.

19.3     NON-CONFLICT WITH OTHER OBLIGATIONS
         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not:

         (a) conflict with any law or regulation applicable to it or any of its Subsidiaries;

         (b)   contravene its constitutional documents; or

         (c) breach (in a manner or to an extent which could reasonably be expected to have a Material Adverse Effect) any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group's assets; or

         (d) oblige it, or any of its Subsidiaries, to create any Security or result in the creation of any Security over its or their respective assets other than under the Security Documents.

19.4     POWER AND AUTHORITY
         It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5     VALIDITY AND ADMISSIBILITY IN EVIDENCE
         All Authorisations required or desirable:

         (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

         (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation (save for any filings or registrations required in relation to the Security constituted by the Security Documents, which filings or registrations will be made promptly after execution of the relevant Security Documents and in any event within applicable time limits); and

         (c) to create the Security constituted by the Security Documents to which it is party and, subject to the Legal Reservations, to ensure that such Security has the ranking specified therein, have been obtained or effected and are in full force and effect.

19.6     GOVERNING LAW AND ENFORCEMENT
         (a) The choice of English law as the governing law of the Finance Documents (or, in respect of any Security Document to which it is a party, the relevant governing laws of that Security Document) will (subject to the Legal Reservations) be recognised and enforced in its jurisdiction of incorporation.

         (b) Any judgment obtained in England in relation to a Finance Document (or, in respect of any Security Document to which it is a party, any judgment obtained in the courts which are expressed to have jurisdiction to hear disputes under such Security Document) will (subject to the Legal Reservations) be recognised and enforced in its jurisdiction of incorporation.

19.7     NO FILING OR STAMP TAXES
         Save to the extent identified in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 25 (Changes to the Obligors), under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.8     NO DEFAULT
         (a) No Event of Default is continuing or would result from the making of any Utilisation.

         (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which could reasonably be expected to have a Material Adverse Effect.

19.9     SECURITY INTERESTS
         (a) It is the absolute legal and, where applicable, beneficial owner of all the assets over which it purports to create Security pursuant to the Security Documents and (subject to the Legal Reservations) each Security Document to which it is a party creates the Security which that Security Document purports to create or, if that Security Document purports to evidence Security, accurately evidences Security which has been validly created.

         (b) The shares of any member of the Group mortgaged or pledged by it pursuant to the Security Documents are all fully paid up and not subject to any option to purchase or similar rights. The constitutional documents of any such member of the Group do not restrict or inhibit any transfer of such shares on creation or enforcement of such Security over such shares.

19.10    REPORTS
         Having made all reasonable enquiries in the circumstances:

         (a) it is not aware of any materially adverse inaccuracy as to factual matters relating to the Group contained in the Reports; and

         (b) it is not aware of any facts or matters not stated in the Reports, the omission of which make any statements contained therein (taking the Reports as a whole) misleading in any materially adverse respect.

19.11    NO MISLEADING INFORMATION
         All written information (other than the Information Memorandum) supplied by any member of the Group after the date of this Agreement to the Agent in or pursuant to or in connection with any Finance Document is correct in all material respects as at the date it was given and was not misleading in any material respect as at the date it was given.

19.12    FINANCIAL STATEMENTS
         (a) Its Original Financial Statements were prepared in accordance with US GAAP (in the case of the Parent) or UK GAAP (in the case of AOC and each other Original Obligor incorporated in England) or Relevant GAAP (in the case of any other Obligor) in each case consistently applied unless expressly disclosed to the contrary.

         (b) Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Parent) during the relevant financial year.

19.13    MATERIAL ADVERSE CHANGES
         (a) There has been no change in the Business or the assets of the Group since 31 December 2000 which has or is reasonably likely to have a Material Adverse Effect.

         (b) There has been no change in the financial condition, business or assets of the Group since the date of the most recently delivered audited consolidated financial statements pursuant to paragraph
               (a)(i) of Clause 20.1 (Financial Statements) which has or is reasonably likely to have a Material Adverse Effect.

19.14    PARI PASSU RANKING
         Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.15    NO PROCEEDINGS PENDING OR THREATENED
         No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are likely to be adversely determined and, if adversely determined, would reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

19.16    NO SECURITY OR GUARANTEES:
         (a) No Security (or agreement to create the same) exists on or over its or any of its Subsidiaries' assets, other than Permitted Security (or an agreement to create the same).

         (b) Neither it nor any of its Subsidiaries has granted or agreed to grant any guarantee, other than a Permitted Guarantee.

19.17    ASSETS
         It or its Subsidiaries have good title to or valid leases or licences of or are otherwise entitled to use all material assets (including, without limitation, all Intellectual Property) necessary to conduct the Business.

19.18    CONSENTS FOR BUSINESS OPERATIONS
         All consents, licences and filings have been obtained or effected which are necessary for the carrying on of the Business and all such consents, licences and filings are in full force and effect and there are no circumstances known to it which indicate that any such consents, licences and filings are likely to be revoked or varied in whole or in part, save in each case to the extent that absence of any such consent, licence or filing or revocation or variation of any such consent, licence or filing does not and could not reasonably be expected to have a Material Adverse Effect.

19.19    TAXATION
         (a) It is not overdue in the filing of any Tax returns and it has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties save, in each case, to the extent that failure to do so does not have and is not reasonably likely to have a Material Adverse Effect.

         (b) No claims are being or are to its knowledge reasonably likely to be asserted against it or any of its Subsidiaries with respect to Taxes which are reasonably likely to be determined adversely to it or to such Subsidiary and which, if so adversely determined, would have or be reasonably likely to have a Material Adverse Effect.

19.20    AGREED FINANCIAL PROJECTIONS
         (a) All material statements of fact relating to the Business which are reflected in the Agreed Financial Projections were true and accurate in all material respects at the date at which the Agreed Financial Projections were prepared.

         (b) The Agreed Financial Projections represent the honestly held opinions and views as at the date at which the Agreed Financial Projections were prepared of AOC and the Management regarding the future performance of the Business and the other subject matter thereof and were arrived at after careful consideration and were based on reasonable grounds.

         (c) The projections and forecasts contained in the Agreed Financial Projections were based upon assumptions (including assumptions as to the future performance of the Business, inflation, price increases and efficiency gains) which AOC and the Management carefully considered and considered to be fair and reasonable as at the date at which the Agreed Financial Projections were prepared.

         (d) The Agreed Financial Projections do not omit to disclose any matter known to AOC or Management after due and careful enquiry where failure to disclose such matter would result in the Agreed Financial Projections (or any information or projection contained therein) being misleading in any material respect as at the date at which the Agreed Financial Projections were prepared.

         (e) Nothing has occurred or come to light since the date as at which the Agreed Financial Projections were prepared which, insofar as the Parent, AOC or Management is aware, renders any material facts contained therein materially inaccurate or misleading or which makes any of the opinions, projections or forecasts contained therein materially unfair or unreasonable or renders any of the assumptions upon which the projections are based materially unfair or unreasonable.

19.21    INFORMATION MEMORANDUM
         (a) The material statements of fact in relation to the assets, financial condition and operations of the Business and the Group contained in the Information Memorandum were true, complete and accurate in all material respects at the date ascribed thereto in the Information Memorandum or (if no date is ascribed thereto) at the date of the Information Memorandum.

         (b) The opinions and views expressed in the Information Memorandum represent the honestly held opinions and views of AOC and Management as at the date of the Information Memorandum and were arrived at after careful consideration and were based on reasonable grounds.

         (c) All projections and forecasts contained in the Information Memorandum were based upon assumptions (including assumptions as to the future performance of the Business, inflation, price increases and efficiency gains) which AOC and Management carefully considered and considered to be fair and reasonable as at the date of the Information Memorandum.

         (d) The Information Memorandum was not misleading at the date thereof in any material respect nor did it omit to disclose any matter failure to disclose which would result in any information contained in the Information Memorandum being misleading in any respect which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

19.22    ENVIRONMENTAL WARRANTIES:
         Save as expressly disclosed in the Environmental Report:

         (a) it, and each of its Subsidiaries, are and have at all times been, in compliance with all Environmental Laws and all Environmental Approvals necessary in connection with the ownership and operation of their respective businesses are in full force and effect, in each case where failure to do so would have, or be reasonably likely to have, a Material Adverse Effect;

         (b) to the best of its knowledge and belief having made due and careful enquiry, there are no circumstances which could reasonably be expected to prevent it or any of its Subsidiaries being in compliance with any Environmental Law, including, without limitation, obtaining or being in compliance with any Environmental Approvals, in each case where failure to do so could reasonably be expected to have a Material Adverse Effect;

         (c) there are no past or present acts or omissions of it or (to the best of its knowledge and belief having made due and careful enquiry) events, state of facts or circumstances which have resulted in (or could reasonably be expected to result in) any third party (including a regulatory authority) taking any action or making any claim against it or any of its Subsidiaries under any Environmental Laws including remedial action (in particular in relation to contaminated land) or the revocation, suspension, variation or non renewal of any Environmental Approval, where such action or claim could reasonably be expected to have a Material Adverse Effect;

         (d) neither it nor any of its Subsidiaries has notice of any complaints, demands, civil claims, enforcement proceedings, requests for information, or of any action required by any regulatory authority and there are no investigations pending or threatened in relation to the failure of it or any of its Subsidiaries to obtain any Environmental Approval or comply with Environmental Law in any such case which has or is reasonably likely to have a Material Adverse Effect; and

         (e) neither it, nor any of its Subsidiaries, has any actual or contingent contractual obligation in respect of liabilities arising under Environmental Laws or otherwise in connection with matters pertaining to the Environment, in each case which is material to the interests of the Finance Parties under the Finance Documents.

19.23    INSURANCE
         It and each of its Subsidiaries have in place insurances complying with the requirements of paragraph (a) of Clause 22.7 (Insurance) and no act, omission, event or default has occurred which has rendered or could reasonably be expected to render any policies of insurance taken out by it void or voidable to an extent or in a manner which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

19.24    US GOVERNMENTAL REGULATION
         (a) It is not an "investment company" or an "affiliated person" of an "investment company" as such terms are defined in the United States Investment Company Act of 1940 or otherwise subject to regulation under the United States Public Utility Holding Company Act of 1935, the United States Federal Power Act, the United States Interstate Commerce Act or the United States Investment Company Act of 1940.

         (b) It is not subject to regulation under any other federal or state statute or regulation which may limit its ability to incur Financial Indebtedness under the Finance Documents or which may otherwise render all or any portion of the obligations under the Finance Documents unenforceable, in each case to an extent or in a manner which has or could reasonably be expected to have a Material Adverse Effect.

19.25    EMPLOYEE BENEFIT PLANS
         (a) If it is subject to regulation under ERISA, it and each of its ERISA Affiliates and each Pension Plan maintained by or contributed to by it or them are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and all other applicable laws and regulations.

         (b) No ERISA Event has occurred or is reasonably expected to occur which has or is reasonably likely to result in a Material Adverse Effect.

         (c) The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for the purposes of U.S. Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan to an extent which has or is reasonably likely to result in a Material Adverse Effect.

         (d) The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for the purposes of U.S. Statement of Financial Accounting Standards No.
               87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans to an extent which has or is reasonably likely to result in a Material Adverse Effect.

         (e) Each Pension Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has been determined by the US Internal Revenue Service to be so qualified or is in the process of being submitted to the US Internal Revenue Service for approval or will be so submitted during the applicable remedial amendment period, and, nothing has occurred since the date of such determination that would be reasonably likely to adversely affect such determination (or, in the case of a Pension Plan with no determination, nothing has occurred that would be reasonably likely to materially adversely affect such qualification).

         (f) There are no actions, suits or claims pending against or involving any Pension Plan (other than routine claims for benefits) or, to the knowledge of the Parent or any US Group Member or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Pension Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

19.26    MARGIN STOCK
         (a) No US Group Member is engaged nor will it engage principally, or as one of its important activities, in the business of owning or extending credit for the purpose of "buying" or "carrying" any Margin Stock.

         (b) None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation U or Regulation X.

         (c) No US Group Member or any agent acting on its behalf has taken or will take any action which might cause the Finance Documents to violate any regulation of the Board of Governors of the Federal Reserve System of the United States.

19.26    REPETITION
         The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

         (a) the date of each Utilisation Request and the first day of each Interest Period; and

         (b) in the case of an Additional Obligor, the day on which the relevant company becomes (or it is proposed that the relevant company becomes) an Additional Obligor.

20.      INFORMATION UNDERTAKINGS
         The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1     FINANCIAL STATEMENTS
         The Parent shall supply to the Agent in sufficient copies for all the
         Lenders:

         (a) as soon as the same become available, but in any event within 110 days after the end of each of its financial years:

               (i) its audited consolidated financial statements for that financial year; and

               (ii) the audited financial statements of each Obligor for that financial year; and

         (b) as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years its consolidated financial statements for that financial quarter.

20.2     COMPLIANCE CERTIFICATE
         (a) The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) and (b) of Clause 20.1 (Financial statements), a Compliance Certificate:

               (i) setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) as at the date as at which those financial statements were drawn up;

               (ii) confirming the ratio of Total Net Debt to EBITDA (together with a calculation of how the ratio has been determined) for the purposes of Clause 8.7 (Surplus Cash Flow), the definition of Available Amount in Clause 1.1 (Definitions) and determining the Margin; and

               (iii) (in the case of the audited financial statements) confirming which companies constitute Material Group Companies and details required by paragraph (c) of Clause
                      22.24 (Guarantors and Security).

         (b) Each Compliance Certificate shall be signed by Management or two directors of the Parent.

20.3     REQUIREMENTS AS TO FINANCIAL STATEMENTS
         (a) Each set of financial statements delivered by the Parent pursuant to Clause 20.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

         (b) All financial statements of the Parent delivered or to be delivered to the Agent under this Agreement shall be prepared in accordance with the Approved Accounting Principles and shall include (in the case of any consolidated financial statements of the Parent) a consolidated cashflow statement. If as a result of a change in accounting principles such financial statements are required to be prepared on a different basis (and that difference is or could reasonably be expected to be relevant to the calculation of the financial ratios under this Agreement or otherwise material to the interests of the Finance Parties under this Agreement):

               (i) the Obligors' Agent shall, as soon as reasonably practicable after becoming aware of that change, so advise the Agent;

               (ii) on request of the Agent, the Obligors' Agent and the Agent (on behalf of the Lenders) shall negotiate in good faith with a view to agreeing such amendments to Clause 21 (Financial covenants) and/or the definitions of any or all of the terms used therein as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement;

               (iii) if amendments satisfactory to the Lenders are agreed by the Obligors' Agent and the Agent in writing within 30 days of such notification to the Agent, those amendments shall take effect in accordance with the terms of that agreement; and

               (iv) if such amendments are not so agreed within 30 days, within 15 days after the end of that 30 day period, the Obligors' Agent shall either:

                      (1) deliver to the Agent, in reasonable detail and in a form satisfactory to the Agent, details of all such adjustments as need to be made to the relevant financial statements in order to bring them into line with Approved Accounting Principles (any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as so adjusted); or

                      (2) ensure that the relevant financial statements are prepared in accordance with Approved Accounting Principles.

20.4     OPERATING BUDGET
         The Parent shall, as soon as reasonably practicable and in any event not more than 60 days after the beginning of each of its financial years (commencing with the financial year beginning 1 January 2002) deliver to the Agent (in sufficient copies for the Lenders) its Operating Budget (in substantially the format used by the Parent in its most recent operating budget prior to the date of this Agreement or (if different) in a format and with a level of information satisfactory to the Agent (acting reasonably)) for such financial year.

20.5     INFORMATION: MISCELLANEOUS
         The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

         (a) all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

         (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which would, if adversely determined, have or be reasonably likely to have a Material Adverse Effect; and

         (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request, except to the extent that disclosure of the information would breach any law, regulation, stock exchange requirement or duty of confidentiality.

20.6     NOTIFICATION OF DEFAULT
         (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

         (b) Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7     USE OF WEBSITES
         (a) The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the "DESIGNATED WEBSITE") if:

               (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

               (ii) both the Parent and the Agent are aware of the address of and any relevant password specification for the Designated Website; and

               (iii) the information is in a format previously agreed between the Parent and the Agent.

               If any Lender does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall supply the information to the Agent (in sufficient copies for each relevant Lender) in paper form. In any event the Parent shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

         (b) The Agent shall supply each relevant Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.

         (c) The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

               (i) the Designated Website cannot be accessed due to technical failure;

               (ii) the relevant password specifications for the Designated Website change;

               (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

               (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

               (v) the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

               If the Parent notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and the relevant Lenders are satisfied that the circumstances giving rise to the notification are no longer continuing.

         (d) Any Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall comply with any such request within ten Business Days.

21.      FINANCIAL COVENANTS

21.1     FINANCIAL DEFINITIONS
         In this Clause 21 and in this Agreement:

         "CASHFLOW" means, in respect of any period, net cash of the Group provided by operating activities (as set out in the consolidated cashflow statement of the Group for that period ("NET CASH"):

         (a)   minus all Capital Expenditure during that period;

         (b) plus the amount of any dividends or other profit distributions (net of Tax) received in cash by any member of the Group during that period from companies which are not members of the Group;

         (c) minus the amount of any dividends (and the amount for purchase of its own shares) paid in cash by any member of the Group to any person who is not a member of the Group;

         (d) minus the amount of any net income of any subsidiary of AOC taken into account in Net Cash for that period which whether by law or for any other reason cannot be distributed by way of dividend, loan or other means to AOC.

         "CONSOLIDATED NET FINANCE CHARGES" means, in respect of any period, the aggregate of:

         (a)   Net Interest for that period; and

         (b) all scheduled repayments of principal under the terms of any Indebtedness for Borrowed Money of any member of the Group (excluding any Indebtedness for Borrowed Money between any member of the Group and any other member of the Group) falling due during that period:

               (i) including, without limitation, all capital payments falling due in respect of any Financial Indebtedness falling within paragraph (d) of the definition of that term; and

               (ii) excluding any repayment or prepayment of any overdraft or revolving credit facility falling due during that period and capable of being simultaneously redrawn under the terms of the relevant facility;

               (iii)  "scheduled repayments" do not for these purposes include:

                      (1) voluntary prepayments under the terms of any Indebtedness for Borrowed Money; or

                      (2) repayments or prepayments of Indebtedness for Borrowed Money which are not part or all of a Loan but which are made by drawing other Indebtedness for Borrowed Money (other than a Loan) which is Permitted Indebtedness; and

               (iv) for the purposes of calculating the amount of scheduled repayments under this definition only, any reduction in any repayment instalment due under Clause 7 (Repayment) as a result of any voluntary prepayment shall be ignored in calculating the amount of such scheduled repayment.

         "EBIT" means, in respect of any period, the consolidated net income of the Group for such period:

         (a) before any deduction of corporation tax or other taxes on income or gains;

         (b)   before any deduction for Interest Payable;

         (c)   before any inclusion of Interest Receivable;

         (d)   excluding extraordinary or exceptional items;

         (e) after deducting (to the extent otherwise included) the amount of net income (or adding back the loss) of any member of the Group (other than the Parent) which is attributable to any third party (not being a member of the Group) which is a shareholder in such member of the Group;

         (f) after deducting (to the extent otherwise included) any gain over book value arising in favour of a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any gain arising on any revaluation of any asset during such period; and

         (g) after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any loss on any revaluation of any asset during such period.

         "EBITDA" means, in respect of any period, EBIT for such period adding back (to the extent deducted in calculating EBIT) depreciation and amortisation of tangible and intangible assets.

         "INTEREST" means interest and amounts in the nature of interest paid or payable in respect of any Indebtedness for Borrowed Money of any member of the Group excluding any interest paid or payable on Indebtedness for Borrowed Money between any member of the Group and any other member of the Group but including, without limitation:

         (a)   the interest element of capital leases;

         (b) discount and acceptance fees payable (or deducted) in respect of any Indebtedness for Borrowed Money;

         (c) fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Indebtedness for Borrowed Money and is issued by a third party on behalf of a member of the Group;

         (d) repayment and prepayment penalties or premiums payable or incurred in repaying or prepaying any Indebtedness for Borrowed Money (other than in respect of the Senior Notes); and

         (e) commitment, utilisation and non-utilisation fees payable or incurred in respect of Indebtedness for Borrowed Money.

         "INTEREST PAYABLE" means, in respect of any period, the aggregate of:

         (a) Interest accrued (whether or not paid or capitalised) during that period; and

         (b) the amount of the discount element of any Indebtedness for Borrowed Money amortised during such period;

         in each case, as an obligation of any member of the Group during that period and calculated on the basis that:

         (i) the amount of Interest accrued will be increased by an amount equal to any amount payable by members of the Group under hedging agreements in relation to that period; and

         (ii) the amount of Interest accrued will be reduced by an amount equal to any amount payable to members of the Group under hedging agreements in relation to that period.

         "INTEREST RECEIVABLE" means, in respect of any period, the amount of interest (which for this purpose shall include all interest and amounts in the nature of interest, including (without limitation) amounts of the type described in paragraphs (a) to (e) (inclusive) of the definition of "Interest" above) accrued due (whether or not received) to members of the Group (other than by other members of the Group) during such period.

         "NET INTEREST" means, in respect of any period, the amount of Interest Payable during that period less the amount of Interest Receivable during that period.

         "QUARTER DATE" means each of 31 March, 30 June, 30 September and 31 December.

         "RELEVANT PERIOD" means each period of twelve months ending on the last day of each Quarter Date.

         "TOTAL NET DEBT" means, at any time, the aggregate outstanding principal or capital amount of all Indebtedness for Borrowed Money of the Group calculated on a consolidated basis but (1) excluding any Indebtedness for Borrowed Money between any member of the Group and any other member of the Group (2) subtracting the aggregate amount of cash at hand and at bank and Cash Equivalents of the Group at such time PROVIDED THAT:

         (a) in the case of capital leases referred to in the definition of Financial Indebtedness, only the capitalised value of any items falling thereunder as determined in accordance with Approved Accounting Principles shall be included;

         (b) in the case of guarantees referred to in the definition of Financial Indebtedness, any items falling thereunder shall not be included to the extent relating to indebtedness of another member of the Group already included in this calculation.

         "WORKING CAPITAL" means trade and other debtors/receivables in respect of operating items plus prepayments and inventories less trade and other creditors/payables in respect of operating items and less accrued expenses and accrued costs.

21.2     FINANCIAL CONDITION
         The Parent shall ensure that:

         (a) Cashflow Cover: The ratio of Cashflow to Consolidated Net Finance Charges for the Relevant Period ending 31 December 2001 and each Relevant Period thereafter shall not be less than 1.05:1.

         (b) Leverage: The ratio of Total Net Debt on each of the Quarter Dates specified in Column 1 below to EBITDA for the Relevant Period ending on such Quarter Date (subject to Clause 21.3 (Financial Testing)) shall not be more than the ratio set out in Column 2 below corresponding to that Quarter Date:

                           COLUMN 1                         COLUMN 2
                         QUARTER DATE                TOTAL NET DEBT: EBITDA

               31 December 2001                              2.25:1
               31 March 2002                                 2.25:1
               30 June 2002                                  2.25:1
               30 September 2002                             2.00:1
               31 December 2002                              2.00:1
               31 March 2003                                 2.00:1
               30 June 2003                                  2.00:1
               30 September 2003                             1.75:1
               31 December 2003                              1.75:1
               31 March 2004 and each Quarter                1.50:1
               Date thereafter

         (c) Interest Cover: The ratio of EBITDA to Net Interest for the Relevant Period ending 31 December 2001 and each Relevant Period thereafter shall not be less than 5.5:1.

21.3     FINANCIAL TESTING
         (a) The financial covenants set out in Clause 21.2 (Financial Condition) shall be tested by reference to each of the financial statements delivered pursuant to paragraphs (a)(i) or (b) of Clause 20.1 (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate).

         (b) For the purpose of testing the ratio set out in paragraph (b) of Clause 21.2 (Financial Condition) and the definition of Leverage Ratio, EBITDA for a Relevant Period shall also:

               (i) (where the Relevant Acquisition has been made on a date (the "ACQUISITION DATE") during that Relevant Period) have added to it an amount representing the Parent's good faith estimate (as certified to the Agent by Management or two directors of the Parent together with reasonable supporting evidence and calculations) of EBITDA of the company(ies) or business comprising the Relevant Acquisition for the period from the start of that Relevant Period to the Acquisition Date and for this purpose, the definitions of EBIT and EBITDA in Clause 21.1 (Financial Definitions) shall be applied, mutatis mutandis, to the company(ies) or business comprising the Relevant Acquisition;

               (ii) (where a disposal of all or substantially all of the shares or all or substantially all of the assets of a member of the Group (each a "RELEVANT DISPOSAL") has been made by a member of the Group on a date (the "DISPOSAL DATE") during that Relevant Period) have deducted from it an amount representing the Parent's good faith estimate (as certified to the Agent by the Management or two directors of the Parent together with reasonable supporting evidence and calculations) of EBITDA attributable to the company(ies) or business comprising the Relevant Disposal for the period from the start of that Relevant Period to the Disposal Date and for this purpose the definitions of EBIT and EBITDA in Clause 21.1 (Financial Definitions) shall be applied, mutatis mutandis, to the company(ies) or business comprising the Relevant Disposal.

22.      GENERAL UNDERTAKINGS
         The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1     AUTHORISATIONS
         Each Obligor shall promptly:

         (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

         (b)   supply certified copies to the Agent of,

         any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality,

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         validity, (subject to the Legal Reservations) enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2     COMPLIANCE WITH LAWS AND MAINTENANCE OF AUTHORITIES
         Each Obligor will, and will procure that each of its Subsidiaries (other than a Dormant Company) will:

         (a) do all such things as are necessary to maintain its corporate existence;

         (b) ensure that it has the right and is duly qualified to conduct its business and will obtain and maintain all material consents and make all material filings necessary for the conduct of such business and take all steps necessary to ensure that the same are in full force and effect except where failure to do so could not reasonably be expected to have a Material Adverse Effect; and

         (c) comply with all laws, regulations and directives binding upon it and procure compliance by all of its respective officers and employees with all applicable laws, regulation and directives except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

22.3     NEGATIVE PLEDGE
         (a) No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) create or permit to subsist any Security over any of its assets.

         (b)   Paragraph (a) above does not apply to:

               (i) liens arising solely by operation of law and in the ordinary course of business;

               (ii)  rights of set-off existing in the ordinary course of trading activities between any member of the Group and its respective suppliers or customers;

               (iii) rights of set-off arising by operation of law or by contract by virtue of the provision to any member of the Group of clearing bank facilities, overdraft facilities or hedging facilities permitted under this Agreement;

               (iv) any retention of title to goods supplied to any member of the Group where such retention is required by the supplier in the ordinary course of its trading activities and on its standard terms and the goods in question are supplied on credit;

               (v) Security (except for any Security expressed to be created as a floating charge) arising under finance leases, hire purchase, conditional sale agreements or other agreements for the acquisition of assets on deferred payment terms permitted under Clause 22.15 (Leasing Arrangements) and only to the extent such Security is granted by the relevant Obligor over assets comprised within or constituted by such arrangements;

               (vi)   Security arising under the Security Documents;

               (vii) Security existing at the time of acquisition on or over any asset acquired by it after the date of this Agreement or, in the case of a person which becomes a

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                      member of the Group after the date of this Agreement, any
                      Security existing on or over its assets when it became a member of the Group, in each case, if:

                      (A) such Security was not created in contemplation of or in connection with that acquisition or, as the case may be, it becoming a member of the Group;

                      (B) the principal amount secured has not been increased in contemplation of or in connection with that acquisition or, as the case may be, it becoming a member of the Group;

               (viii) any Security securing the Existing Bank Facilities
                      PROVIDED THAT no such Security is permitted after the Closing Date;

               (ix) any Security to which the Majority Lenders have given their prior written consent;

               (x) existing Security granted by Bycosin AB being a floating charge and a real estate mortgage and securing indebtedness of Bycosin AB to Handelsbanken up to Swedish Kroner 25,500,000, which Security was existing at the time Bycosin AB became a member of the Group PROVIDED THAT such floating charge is discharged and released within 45 days of the date of this Agreement and PROVIDED THAT the indebtedness secured by such real estate mortgage is discharged in full within 45 days of the date of this Agreement;

               (xi) any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security other than any permitted under paragraphs (i) to (x) above) does not exceed $5,000,000 (or its equivalent in another currency or currencies) at any time.

22.4     DISPOSALS
         (a) No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

         (b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

               (i) of assets (other than the Key Properties and shares in any Obligor) made in the ordinary course of trading of the disposing entity;

               (ii) of assets (other than the Key Properties and shares in any Obligor) in exchange for other assets of a similar nature and value;

               (iii) of assets (other than Key Properties and shares in any Obligor) which are obsolete for the purpose for which such assets are normally utilised or which are no longer required for the purpose of the Business;

               (iv) of assets (other than Key Properties or shares in any Obligor) by any member of the Group to an Obligor PROVIDED THAT if such disposal is of assets which are secured pursuant to a Security Document immediately prior to such disposal it remains secured under a Security Document immediately after such disposal;

               (v) of assets from a member of the Group which is not an Obligor to any other member of the Group;

               (vi) the application of funds or the disposal of Cash Equivalents by any member of the Group:

                      (A) in the ordinary course of its business for any purpose not prohibited under the Finance Documents; or

                      (B) in any other manner permitted under the Finance Documents;

               (vii) of assets of or shares in a member of the Group (other than shares in any Obligor) on arm's length terms where the business of that Subsidiary is not required for the operation of the Business and such business has been, or is in the process of being, wound down or terminated;

               (viii) of assets (other than Key Properties or shares in any
                      Obligor) where the net disposal proceeds of such assets are reinvested (by the member of the Group making such a disposal or by an Obligor who has entered into a Security Document) in other assets of a similar nature and value;

               (ix) leases of assets (including real estate) which are not (in the reasonable opinion of the member of the Group granting such lease) required for the efficient running of its business on arm's length terms to third parties where the annual rental for any such lease does not exceed(pound)50,000 (or its equivalent in other currencies) per annum and the term of such lease is not more than 2 years (or if it is more than 2 years is capable of being terminated at the option of the lessor at least every 2 years during its term);

               (x) to which the Majority Lenders have given their prior written consent; and

               (xi) of assets (other than Key Properties or shares in any Obligor) where the aggregate fair market value of the assets so sold, leased, transferred or otherwise disposed of by members of the Group (which are not permitted to be disposed of pursuant to paragraphs (i) to (x) above) in any financial year of the Parent does not exceed $5,000,000 (or its equivalent in other currencies).

         (c) Any asset disposed of in accordance with sub-paragraph (iv) of paragraph (b) above which is subject to fixed Security under a Security Document at the time of disposal shall be subject to equivalent fixed Security under a Security Document following disposal and the relevant Obligor will take all steps (if any) necessary to create, perfect or register such Security and will deliver to the Agent such evidence as the Agent shall reasonably require of due execution of the relevant Security Document together with a legal opinion satisfactory to the Agent (acting reasonably).

         (d) No disposal shall be permitted by this Clause 22.4 which is prohibited by Clause 22.22 (Holding Companies).

22.5     MERGER
         (a) No Obligor shall (and each Obligor shall ensure that none of the Subsidiaries will) enter into any amalgamation, demerger, merger or corporate reconstruction unless the Majority Lenders have given their prior written consent thereto save that a member of the Group may merge with another member of the Group pursuant to a solvent re-organisation PROVIDED THAT:

               (i)    AOC may not merge with any of its Holding Companies;

               (ii) if an Obligor merges with any member of the Group that is not an Obligor that Obligor shall be the surviving entity;

               (iii) no such merger shall be permitted if it would reasonably be expected to be prejudicial to any Transaction Security; and

               (iv) the surviving entity of any such merger would be liable for the obligations of the entity it has merged with.

         (b) Paragraph (a) above does not apply to any disposal permitted under Clause 22.4 (Disposals).

22.6     CHANGE OF BUSINESS
         The Parent shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on at the date of this Agreement (and taking into account the potential acquisition of the Identified Target and any other changes to the business of the Group contemplated by the Information Memorandum).

22.7     INSURANCE
         (a) The Parent will ensure that insurances in respect of all the material assets and material business and material potential liabilities of an insurable nature of the Group as a whole are effected and thereafter maintained with reputable insurers of good standing. Such insurances must:

               (i) provide cover against all risks which are normally insured against by other companies owning or possessing similar assets or carrying on similar business as the Group as a whole;

               (ii) be in such amounts as would in the circumstances be prudent for the Group as a whole taking into account the size and nature of the business carried on, and the assets owned, by the Group as a whole and the jurisdictions in which such businesses are carried on and such assets located;

               (iii) in the case of Material Insurances, be (in relation to those Material Insurances in place as at the date of this Agreement or which are put in place between the date of this Agreement and the Closing Date, within 30 days of the Closing Date and in relation to any Material Insurances put in place after the Closing Date at the time they are put in place) in the joint names of AOC and/or the owner of the relevant assets and the Security Agent and:

                      (1) provide that the insurance shall not be rendered void, voidable or unenforceable by reason of any non-disclosure by the Security Agent, that the insurer will give not less than 28 days written notice to the Security Agent of any intention to avoid such insurance and that the Security Agent shall not in any circumstances be liable for the relevant premium; and

                      (2) contain a loss payee clause providing that following the written declaration by the Agent that an Event of Default has occurred which is continuing, all moneys payable in excess of $2,500,000 (or its equivalent in other currencies) shall (unless otherwise instructed by the Security Agent) be paid to (or to the order
                           of) the Security Agent (for application in accordance with Clause 29.10 (Application of Proceeds by Security Agent), which shall alone be entitled to give a good discharge therefor.

         (b)   The Parent will:

               (i) supply to the Agent upon reasonable notice copies of each Material Insurance, together with the current premium receipts relating thereto (or, if copies of such insurance are not then available a letter from the relevant insurance broker confirming in reasonable detail the matters covered by any such insurance, the financial limits to that cover, the members of the Group to which such cover relates, that the premiums relating to such insurance which are due have been paid and confirming compliance with paragraphs (a)(iii)(1) and (2) above;

               (ii) promptly notify the Agent in writing of any material change to its cover in respect of Material Insurances from time to time; and

               (iii) promptly notify the Agent in writing of any claim under any of its Material Insurance which is for, or is reasonably likely to result in a claim under such policy for, an amount in excess of $5,000,000 (or its equivalent in other currencies).

22.8     TAXATION
         Each Obligor shall (and each Obligor shall ensure that each of its Subsidiaries will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (a) payment is being contested in good faith and adequate provision or reserves are being maintained for those Taxes or (b) failure to make such payment could not reasonably be expected to have a Material Adverse Effect).

22.9     HEDGING ARRANGEMENTS
         (a) The Obligors' Agent shall procure that, within 90 days of the date of this Agreement, a Borrower or Borrowers acceptable to the Agent enter into hedging agreements with a lender or lenders implementing the hedging strategy set out in the Hedging Strategy Letter.

         (b)   Each Borrower will ensure, and each Hedging Bank agrees, that:

               (i) any Hedging Agreement to which it is at any time party will be in the form of the ISDA 1992 Master Agreement and will provide for "Second Method" (that is, two way payments) in the event of a termination of any hedging transaction entered into under such Hedging Agreement whether upon a Termination Event or an Event of Default (as defined therein);

               (ii) if, on termination of any hedging transaction under any Hedging Agreement to which any Borrower is a party, a settlement amount or other amount falls due from a Hedging Bank to any Borrower then, if any of the Transaction Security has become enforceable, that amount shall be paid by such Hedging Bank to the Security Agent and treated as proceeds of enforcement of the Transaction Security for application in the order prescribed by Clause 29.10 (Application of Proceeds by Security Agent);

               (iii) each Hedging Agreement (and any amendment to any Hedging Agreement) shall be delivered to the Agent as soon as reasonably practicable after it has been entered into;

               (iv) the Hedging Agreements to which they are party will not (unless the Majority Lenders have otherwise consented in writing) be amended, varied or supplemented in a manner which would result in:

                      (1) any payment under any such Hedging Agreement being required to be made by a Borrower earlier than the date originally provided for in the relevant Hedging Agreement; or

                      (2) any Borrower becoming liable to make an additional payment (or increase an existing payment) under any such Hedging Agreement which liability does not arise from the original provisions of that Hedging Agreement if, in either case that would be inconsistent with the Hedging Strategy Letter or the requirements of this Clause 22.9.

         (c) Each Lender which is a Hedging Bank undertakes that it will not (unless the Majority Creditors have otherwise consented in writing) demand (other than as may be necessary in order to exercise any right to terminate or close out any hedging transaction as provided in and permitted under paragraph (d) below) payment, prepayment or repayment of, or any distribution in respect of, or on account of, any of the obligations of the relevant Borrower to it under any Hedging Agreement to which it is party in cash or in kind except:

               (i) for scheduled payments arising under the original terms of any Hedging Agreement to which it is party (without regard to any amendments made after the date of such Hedging Agreement prohibited by paragraph (b)(iii) of this Clause 22.9); and/or

               (ii) for the proceeds of enforcement of the Security Documents received and applied in the order permitted by Clause
                      29.10 (Application of Proceeds by Security Agent); and/or

               (iii) payments due under any Hedging Agreement to which it is a party which has been terminated or closed-out by the relevant Borrower.

         (d) Each Lender which is a Hedging Bank undertakes that it will not (unless the Majority Creditors have otherwise consented in writing) exercise any right to terminate or close out any hedging transaction under any Hedging Agreements to which it is party prior to its stated maturity (whether by reason of the Borrower counterparty becoming a Defaulting Party or Affected Party thereunder (and as defined therein) or otherwise) unless:

               (i) such Borrower has defaulted on a payment due under such Hedging Agreement, after allowing for any required notice and any applicable days of grace, and such default continues for more than 21 days after notice of such default being given to the Agent; or

               (ii) an Illegality or a Tax Event (each as defined in the ISDA 1992 Master Agreement) has occurred; or

               (iii) the Agent has served a notice under Clause 23.17 (Acceleration); or

               (iv) all Loans have been prepaid or repaid in full and the Lenders are no longer under any obligation to participate in further Loans; or

               (v) there is a prepayment of Facility A pursuant to Clause 8 (Prepayment and Cancellation); PROVIDED THAT the Hedging Bank may only exercise its right to terminate or close out that element of the hedging transaction (if any) which corresponds to the amount so prepaid; or

               (vi) the parties to the Hedging Agreement have voluntarily agreed to close out any hedging transaction in that Hedging Agreement and the relevant Borrower has demonstrated to the Agent that it will be in compliance with the terms of the Hedging Strategy Letter.

         (e) Each Lender which is a Hedging Bank will, promptly after the Agent has served a notice under Clause 23.17 (Acceleration), exercise any and all rights it may have to terminate the hedging transactions under each Hedging Agreement to which it is party, unless the Agent (acting on the instructions of the Majority Creditors) otherwise agrees or requires.

         (f) Each Lender which is a Hedging Bank agrees that (unless the Majority Creditors have otherwise agreed in writing) it will not enforce any Transaction Security or require any other person to enforce the same in respect of amounts owing under any Hedging Agreement to which it is party.

         (g) The provisions of this Clause 22.9 shall cease to apply after the Loans have been prepaid or repaid in full and the Lenders are under no obligation to participate in further Loans.

22.10    BILATERAL FACILITIES
         (a)   Each Lender which is a Bilateral Bank agrees that:

               (i) until service of a notice by the Agent under Clause 23.17 (Acceleration), that Bilateral Bank will not, unless the Agent (acting on the instructions of the Majority Creditors) otherwise agrees:

                      (1) exercise any right it might otherwise have pursuant to the Bilateral Facilities provided by it to cancel or otherwise terminate those Bilateral Facilities; or

                      (2) demand repayment of or otherwise take any enforcement action in respect of the Bilateral Facilities provided by it (or require the Agent or Security Agent or any other person to exercise any enforcement rights under the Finance Documents in respect of amounts owing under the Bilateral Facilities provided by it);

               (ii) it will, promptly after service of a notice by the Agent under Clause 23.17 (Acceleration), exercise any and all rights it may have to cancel the Bilateral Facilities provided by it and demand payment of all amounts outstanding in respect of the Bilateral Facilities provided by it, unless the Agent (acting on the instructions of the Majority Creditors) otherwise agrees or requires.

         (b) No Borrower shall be liable to pay, and no Bilateral Bank shall charge, fees in relation to a Bilateral Facility any greater than those set out below:

               (i) a margin over cost of funds or base rate on any funded drawings under the Bilateral Facilities equal to the Margin at that time;

               (ii) a commitment fee on the unutilised portion of the Bilateral Facilities from time to time equal to one half of the Margin at that time;

               (iii) a fee on the contingent liability of a Bilateral Bank in relation to any instrument giving rise to a contingent liability on the part of that Bilateral Bank to any person other than a Borrower equal to the Margin at that time; and

               (iv) usual bank charges and expenses payable in connection with the provision of the Bilateral Facilities, as agreed between the relevant Borrower and the relevant Bilateral Bank.

         (c) The provisions of this Clause 22.10 shall cease to apply after the Loans have been prepaid or repaid in full and the Lenders are under no obligation to participate in any further Loans.

22.11    ARM'S LENGTH TRANSACTIONS
         (a) No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any arrangement or transaction (an "AFFILIATE TRANSACTION") with any of its Affiliates or any shareholder of it or any of its Affiliates (each a "CONNECTED PERSON"), unless:

               (i) the terms of that Affiliate Transaction are no less favourable to the relevant member of the Group than those terms that could be obtained at the time of that Affiliate Transaction in arm's length dealings with a person who is not such a connected person; or

               (ii) that Affiliate Transaction (together with any other Affiliate Transaction which is related thereto, whether entered into at the same time or over a period of time) involves an amount not exceeding $1,000,000.

         (b)   Paragraph (a) shall not prohibit:

               (i)    disposals permitted under Clause 22.4 (Disposals);

               (ii) intercompany credit or loans permitted under Clause 22.14 (Loans);

               (iii) arrangements or transactions where the party receiving the benefit of the transaction being on less than arm's length terms is an Obligor which has entered into Security Documents constituting Security over all or substantially all of its assets;

               (iv)   arrangements or transactions approved by the Majority
                      Lenders;

               (v) arrangements or transactions where the party suffering the disadvantage of the transaction being on less than arm's length terms is not an Obligor; or

               (vi) issues of shares or relevant securities (as defined in Section 80(2) Companies Act 1985) by one member of the Group to another member of the Group

22.12    INDEBTEDNESS
         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incur or agree to incur or prevent to subsist any Financial Indebtedness other than Permitted Indebtedness. For this purpose, "Permitted Indebtedness" means:

         (a) Financial Indebtedness arising under the Senior Notes and the Existing Bank Facilities PROVIDED THAT no such Financial Indebtedness will be permitted after the first Loan has been made under this Agreement;

         (b)   Financial Indebtedness permitted by Clauses 22.13 (Guarantees),
               22.14 (Loans), 22.15 (Leasing Arrangements) and 22.16 (Permitted Hedging Transactions);

         (c) Financial Indebtedness incurred under unsecured settlement facilities (including BACs, "BusinessMaster", international payments, daylight exposure and UK three day settlement facilities) entered into by any member of the Group in the ordinary course of its business to enable it to effect its payment obligations;

         (d) any Financial Indebtedness to which the Majority Lenders have given their prior written consent;

         (e) Financial Indebtedness incurred under the Bilateral Facilities PROVIDED THAT the aggregate amount of principal outstanding under such Bilateral Facilities does not at any time exceed $40,000,000 (or its equivalent in other currencies) and the aggregate amount of principal outstanding under all overdraft facilities which are Bilateral Facilities does not at any time exceed (pound)5,000,000 (or its equivalent in other currencies);

         (f) Financial Indebtedness incurred by Bycosin AB to Handelsbanken under facilities which were existing at the date Bycosin AB became a member of the Group, the aggregate principal amount of which does not at any time exceed Swedish Kroner 25,500,000 PROVIDED THAT no such Financial Indebtedness will be permitted after the date falling 45 days after the date of this Agreement; or

         (g)   any Financial Indebtedness not falling within paragraphs (a) to
               (f) above, the aggregate principal amount of which for the Group taken as a whole does not at any time exceed $10,000,000 (or its equivalent in other currencies).

22.13    GUARANTEES
         No Obligor will and each Obligor will procure that none of its Subsidiaries will, grant or agree to grant or permit to subsist any guarantee by it, other than a Permitted Guarantee. For this purpose, "PERMITTED GUARANTEE" means:

         (a) guarantees given in the ordinary course of business in respect of any obligations of any wholly-owned Subsidiary of a Relevant Holding Company excluding guarantees given by a member of a Relevant Group to or in respect of the obligations of a member of a different Relevant Group;

         (b) guarantees contained in or given in respect of this Agreement or (prior to them being repaid in full) the Existing Bank Facilities;

         (c) any guarantee given by a Holding Company of any Relevant Holding Company or by a member of a Relevant Group in each case to or in respect of the obligations of another member of that Relevant Group issued during an Accounting Quarter in connection with a Permitted Investment the maximum liability under which (when aggregated (without double-counting) with the other items in respect of the Permitted Investment specified in paragraph (b) of the definition of "Permitted Investment" in Clause 1.1 (Definitions)) does not exceed the relevant Unutilised Available Amount in respect of that Accounting Quarter at the relevant time;

         (d) any guarantee to which the Majority Lenders have given their prior written consent; or

         (e) any guarantees not falling within sub-clauses (a) to (d) (inclusive) above, the maximum aggregate actual or contingent liability under which the Group taken as a whole has does not at any time exceed $5,000,000 (or its equivalent in other currencies) PROVIDED THAT guarantees given by a member of the Octel Trading Group in respect of the obligations of a member of the Group which is not a member of the Octel Trading Group shall not be permitted pursuant to this paragraph (e).

22.14    LOANS
         No Obligor will and each Obligor will procure that none of its Subsidiaries will, make or agree to make or permit to be outstanding any loans or grant or agree to grant any credit other than:

         (a)   credit arising in the ordinary course of its trading activities;

         (b)   loans made or credit given by an Obligor to any other Obligor;

         (c) loans made from one member of the Group to another member of the Group from the proceeds of Facility B which are proceeds of a Relevant Acquisition Utilisation or a Prochem Refinancing Acquisition which are applied as required by paragraph (b)(iii) or (b)(iv) (as the case may be) of Clause 3.1 (Purpose);

         (d) loans made or credit given by a member of a Relevant Group to another member of that Relevant Group;

         (e) loans made or credit given by an Obligor to a member of the Group which is not an Obligor provided that the aggregate principal amount of all such loans and credit permitted pursuant to this paragraph (e) does not at any time exceed $5,000,000 (or its equivalent in other currencies);

         (f) any loan by a Holding Company of any Relevant Holding Company or by a member of a Relevant Group to another member of that Relevant Group in each case which is made during an Accounting Quarter in connection with a Permitted Investment up to a principal amount which (when aggregated with the other items in respect of that Permitted Investment specified in paragraph (b) of the definition of Permitted Investment in Clause 1.1 (Definitions)) does not exceed the relevant Unutilised Available Amount in respect of that Accounting Quarter at the relevant time;

         (g) loans required to be made by Octel Trading to Octel Developments to enable Octel Developments to pay amounts owing by it in respect of Facility A;

         (h) loans made or credit given by one member of the Group to another member of the Group prior to the date of this Agreement or any Loan given by one member of the Group to another member of the Group which is applied to repay the Financial Indebtedness referred to in paragraph (f) of Clause 22.12 (Indebtedness); or

         (i) any other loan or credit to which the Majority Lenders have given their prior written consent,

         PROVIDED THAT (unless permitted pursuant to paragraph (g), (h) or (i) above) no member of the Octel Trading Group shall make or permit to be outstanding any loans or credit to a member of the Group which is not a member of the Octel Trading Group.

22.15    LEASING ARRANGEMENTS
         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into or have outstanding any Financial Indebtedness of a type described in paragraph (d) or (j) of the definition of "Financial Indebtedness" in Clause 1.1 (Definitions) (which, for the avoidance of doubt, shall not include operating leases) except where the aggregate capital element of all future rentals during any financial year of the Parent under all such Financial Indebtedness (determined in accordance with US GAAP) does not exceed $5,000,000 (or its equivalent in other currencies).

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22.16    PERMITTED HEDGING TRANSACTIONS
         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any interest rate swap, cap, ceiling, collar or floor or any currency swap, futures, foreign exchange or commodity contract or option, other than:

         (a)   the Hedging Agreements; or

         (b) for hedging interest rate, currency or commodity exposure entered into by a member of the Group in the ordinary course of its business (and not for speculative purposes).

22.17    JOINT VENTURES
         No Obligor will, and each Obligor will procure that none of its Subsidiaries will, (except with the prior written consent of the Majority Lenders), enter into or permit to subsist any joint venture, partnership or equivalent arrangement with any person, other than:

         (a) any such joint venture, partnership or equivalent arrangement subsisting at the date of this Agreement; or

         (b) any Permitted Investment, PROVIDED THAT, in connection with the making of any Permitted Investment, no member of the Group shall incur any liability (whether contractual or otherwise) (an "ANCILLARY LIABILITY") (excluding for this purpose any liability in respect of Financial Indebtedness the amount of which has been included in the calculation of the Available Amount in respect of the Accounting Quarter in which that Permitted Investment is made) where that ancillary liability has or could reasonably be expected to have a Material Adverse Effect; or

         (c) commercial contracts entered into in the ordinary course of trading not involving the acquisition of shares or similar investments or interests in partnerships; or

         (d) the proposed joint venture in India between Octel Petroleum Specialties Limited and Dorf Ketal Chemicals India Pvte Limited on substantially the terms set out in the paper headed "Business proposed for JV in India" delivered to the Agent by the Parent pursuant to Part I of Schedule I (Conditions Precedent).

22.18    ACQUISITIONS AND INVESTMENTS
         (a) No Obligor will, and each Obligor shall procure that none of its Subsidiaries will:

               (i) acquire any business or acquire any Subsidiary or the whole or substantially the whole of the assets of any other person or enter into any agreement so to do; or

               (ii) own any interest in any share or equity related investment,

         in each case, without the prior written consent of the Majority
         Lenders.

         (b)   Paragraph (a) will not apply to:

               (i) acquisitions by a member of the Group of any shares or partnership interests in entities which are at the date of this Agreement (and which at the relevant time remain) its Subsidiaries or Part Owned Entities, or in any Subsidiary formed after the date of this Agreement;

               (ii) any acquisition by a member of the Group pursuant to a disposal permitted under paragraph (b)(ii) of Clause 22.4 (Disposals) and any acquisition from net disposal proceeds as contemplated by paragraph (b)(viii) of Clause 22.4 (Disposals);

               (iii) any acquisition of Cash Equivalents for treasury management purposes;

               (iv) a Permitted Investment or to (the extent permitted by paragraph (d) of Clause 22.17 (Joint Ventures)) an investment in the proposed joint venture in India;

               (v)    the Relevant Acquisition; or

               (vi) any other acquisition of any business, assets or shares where such acquisition satisfies the following criteria:

                      (1) if it is an acquisition of a business or assets (other than shares), such business (or the business for which such assets are to be used) is similar to or connected with (or related to the development of) the Business;

                      (2) if it is an acquisition of shares, such shares are in a limited liability company which will, upon such acquisition, became a wholly-owned Subsidiary of the Parent;

                      (3) the business, assets or shares being acquired have generated positive earnings before interest tax, depreciation and amortisation for a period of 12 months before the acquisition is due to become effective;

                      (4) the total consideration (both cash and non-cash, including the amount of indebtedness assumed by the purchaser or any other member of the Group, the amount of indebtedness remaining in the assets acquired and the amount of any deferred purchase price) for such acquisition does not exceed $10,000,000 (or its equivalent in other currencies) or if such acquisition occurs after the Trigger Date, $20,000,000 (or its equivalent in other currencies);

                      (5) the total consideration (both cash and non-cash, including the amount of indebtedness assumed by the purchaser or any other member of the Group, the amount of indebtedness remaining in the assets acquired and any deferred purchase price) when aggregated with all acquisitions which have been made pursuant to this paragraph (vi) in the financial year in which such acquisition is proposed to be made does not exceed $15,000,000 (or its equivalent in other currencies) or, if that financial year begins after the Trigger Date, $30,000,000 (or its equivalent in other currencies);

                      (6) in connection with the making of that acquisition, no member of the Group shall incur any liability (whether contractual or otherwise) (an "ANCILLARY LIABILITY") where that ancillary liability has or could reasonably be expected to have a Material Adverse Effect; and

                      (7) at the time of such acquisition no Event of Default is continuing or would occur as a result of such acquisition.

22.19    RESTRICTION ON PAYMENT OF DIVIDENDS
         The Parent will not pay, directly or indirectly, any dividend or make any other distribution or pay any interest or other amount, whether in cash or otherwise, on any shares or relevant securities (as defined in Section 80(2) of the Companies Act 1985) or set apart any sum for any such purpose, PROVIDED THAT the Parent may pay any dividend on the stock issued by it if (and only if) each of the following conditions is met:

         (a) the Parent has supplied to the Agent (in sufficient copies for the Lenders) pro forma financial statements prepared by it demonstrating that it will be in compliance with paragraph (a) of Clause 22.2 (Financial Condition) if the dividend is paid and the chief financial officer or other appropriate director of the Parent has certified that he is satisfied that the Parent will be in compliance with such paragraph (a) for the Relevant Period during which the dividend is proposed to be paid;

         (b) the Parent has not received notice from the Agent certifying that a Default has occurred and is continuing or would occur as a result of paying that dividend; and

         (c) the Agent has received 5 Business Days' prior notice from the Parent of the intention to make that dividend payment and the amount of that payment.

22.20    RESTRICTION ON REDEMPTION AND ACQUISITION OF OWN SHARES
         The Parent will not directly or indirectly redeem, purchase, retire or otherwise acquire for consideration any shares, stock or warrants issued by it or set apart any sum for any such purpose (other than for the purpose of any Employee Share Scheme) or otherwise reduce its capital, in each case without the consent of the Majority Lenders, PROVIDED THAT the Parent may purchase or otherwise acquire any stock issued by it if (and only if) each of the following conditions is met:

         (a) the Parent is satisfied that it will be in compliance with paragraph (a) of Clause 22.2 (Financial Condition) if that purchase or other acquisition is made;

         (b) the Parent has not received notice from the Agent certifying that a Default has occurred and is continuing.

22.21    FACTORING
         No Obligor will, and each Obligor will procure that none of its Subsidiaries will:

         (a) (other than in the ordinary course of trading) sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired or acquired by it or any Group Company; or

         (b) sell or otherwise dispose of any receivable (other than where the receivable has been fully written off in the accounts of the relevant Group Company in accordance with US GAAP or UK GAAP (as applicable)).

22.22    HOLDING COMPANIES
         (a) The Parent shall not, and shall procure that neither any Relevant Holding Company nor any Holding Company of a Relevant Holding Company, shall:

               (i) carry on any trading activities related to the Business or otherwise (other than insignificant trading activities); or

               (ii) own any assets required for use in the Business (other than insignificant assets).

         (b) Paragraph (a) of this Clause shall not prohibit Octel America from trading as it is currently at the date of this Agreement.

22.23    ENVIRONMENTAL UNDERTAKINGS
         Each Obligor will, and will procure that each of its Subsidiaries will:

         (a) comply with the terms and conditions of all Environmental Approvals and all Environmental Laws applicable to it where failure so to do would have or be reasonably likely to have a Material Adverse Effect and will implement procedures to monitor compliance and contain liability under any Environmental Laws;

         (b) promptly upon receipt of the same after the date of this Agreement, notify the Agent of any claim, notice or other communication served on it in respect of or if it becomes aware of:

               (i) any suspension, revocation or material variation of any Environmental Approval applicable to it (save where such suspension or revocation arises by reason of and is immediately followed by the issue of an Environmental Approval in substantially the same terms) which would have or be reasonably likely to have a Material Adverse Effect; or

               (ii) any breach of any Environmental Laws by a member of the Group which has or is reasonably likely to have a Material Adverse Effect; or

               (iii) any material unbudgeted investment by a member of the Group required to maintain, acquire or renew any Environmental Approval; or

               (iv) the issue of any enforcement or prohibition or similar notice by a regulatory authority or receipt by any member of the Group of any complaint, demand, civil claim or enforcement proceeding which has or is reasonably likely to have a Material Adverse Effect; and

         (c) use all reasonable endeavours (by employing the best available techniques not involving excessive cost) to prevent any acts, omissions, events, state of facts or circumstances occurring or being exacerbated which could result in any third party taking any action or making any claim against any member of the Group under any Environmental Laws where any such action or claim could reasonably be expected to have a Material Adverse Effect.

22.24    GUARANTORS AND SECURITY
         (a) The Parent shall ensure that (taking into account paragraph (e) below) any member of the Group which is not a Guarantor which is or becomes a Material Group Company shall, as soon as reasonably practicable but in any event within three Months after becoming a Material Group Company, become an Additional Guarantor in accordance with Clause 25.4 (Additional Guarantors).

         (b) The Parent shall ensure that (taking into account paragraph (e) below) at all times the aggregate (without double counting) of
               (i) EBITDA of the Guarantors ("GUARANTOR EBITDA") and (ii) gross assets of the Guarantors (determined in each case by reference to the most recent annual unconsolidated financial statements of each of the Guarantors delivered pursuant to Clause 20.1 (Financial Statements) and, prior to the first such financial statements being so delivered, by reference to the most recent annual unconsolidated financial statements of each of the Guarantors) shall equal or exceed 85 per cent. of (as appropriate) (1) consolidated EBITDA and (2) consolidated gross assets (as applicable) of the Group (as determined by reference to the most recent annual consolidated financial statements of the Parent delivered pursuant to Clause 20.1 (Financial Statements) and, prior to the first such financial statements being delivered, by reference to the Original Financial Statements of the Parent.

         (c) Within 110 days after the last day of each of its financial years (commencing with its financial year ended 31 December 2001) the Parent shall deliver to the Agent:

               (i) a certificate addressed to the Agent signed by two directors of the Parent confirming that the Parent is in compliance with paragraph (b) above and paragraph (f) below in relation to the financial year of the Parent ending immediately prior to the delivery of such certificate; or

               (ii) duly executed Accession Letter(s) in relation to a Subsidiary (or Subsidiaries) of the Parent acceding as Guarantor(s) together with the documents and other evidence set out in Part II of Schedule 2 (Conditions Precedent), each in a form and substance satisfactory to the Agent, such Subsidiary (or Subsidiaries) to be such that, if taken into an account as a Guarantor (or Guarantors) for the purposes of determining compliance with paragraph (b) above in relation to the financial year of the Parent ending immediately prior to the delivery of such documents, would result in the Parent being in compliance with such paragraph (b) in respect of such financial year.

         (d) For these purposes, the calculation of Guarantor EBITDA and gross assets shall be made in accordance with US GAAP and in relation to any Guarantor shall be made on an unconsolidated basis and Guarantor EBITDA shall be calculated on the same basis as EBITDA in Clause 22.1 (Financial definitions) but adjusted so that it is on an unconsolidated basis applicable to the relevant Guarantor only.

         (e) The Parent shall not be required to meet any of the requirements of paragraphs (a), (b) or (c) above or (f) or (g) below to the extent that it satisfies the Agent (acting reasonably) that it (or a relevant Subsidiary which would otherwise meet such requirements) cannot meet such requirements:

               (i) by reason of legal or regulatory impediment which are beyond its or any member of the Group's control (acting reasonably) (including, but not limited to, prohibitions relating to financial assistance or lack of corporate benefit); or

               (ii) without becoming liable to pay taxes, duties or other amounts which are disproportionate to the value or practical benefit of the Security or guarantee; or

               (iii) because directors of the relevant Subsidiary would be subject to a material risk of civil or criminal liability if such Subsidiary was to provide a guarantee and/or Security for the Facilities.

               The Parent shall use reasonable endeavours to ensure that relevant members of the Group do all that is necessary (including, without limitation, following the procedures set out in sections 155-158 of the Companies Act 1985 or equivalent whitewash procedures) in order to ensure that such relevant members of the Group can become Additional Guarantors.

         (f) The Parent shall ensure that (taking into account paragraph (e) above and paragraphs (g) and (h) below) at all times Guarantors required to meet the requirements of paragraph (b) above have each provided Transaction Security in accordance with the provisions of this Agreement and that all such Transaction Security remains, subject to the provisions of the Finance Documents, in place.

         (g) If required by the Agent (and to the extent permitted under applicable law), each entity which is to become an Additional Obligor shall enter into Security Documents(s) in favour of the Security Agent for the benefit of the Finance Parties (or, if applicable, directly in favour of the Finance Parties) over all its assets, business and undertaking as Security for all indebtedness under the Finance Documents, such Security to provide (to the extent permissible and practicable under applicable law) equivalent security over such assets, business and undertaking (together "RELEVANT ASSETS") as granted to the Security Agent (or, as applicable, the Finance Parties) by Group Companies with similar Relevant Assets incorporated in the same jurisdiction as such Additional Obligor and, if such Additional Obligor is incorporated in a jurisdiction in which no other Group Company incorporated in that jurisdiction with similar Relevant Assets has granted Security, the Security Documents shall be in such form and substance as (following consultation with the Obligors' Agent) may be reasonably required by the Agent (having due regard to the practicality and costs involved in taking any such Security).

         (h) Notwithstanding the provisions of paragraph (g) above, if a proposed Additional Obligor is not a Holding Company of a Relevant Holding Company and is required to become an Additional Guarantor as a result of the provisions of paragraph (a) above and without such Additional Obligor providing Transaction Security other Guarantors which together satisfy the requirements of paragraph (b) above have all provided Transaction Security in accordance with the provisions of this Agreement (which Transaction Security continues to remain in place) then such proposed Additional Obligor shall not be required to give any Transaction Security.

22.25 PARI PASSU RANKING
         Each Obligor will ensure that its payment obligations under each of the Finance Documents rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent), except indebtedness preferred solely by operation of law.

22.26    ACCOUNTING REFERENCE DATE AND AUDITORS
         (a) The Parent shall not change its accounting reference date from 31 December and shall not change the duration of any of its financial years unless the Majority Lenders have given their prior written consent to any such change.

         (b) The Parent shall ensure that the financial year of each of its Subsidiaries shall be the same as its own (or in the case of a Subsidiary which is acquired after the date of this Agreement, such Subsidiary changes its financial year end to coincide with the Parent's financial year end within 3 months of such acquisition).

         (c) The Parent will not appoint any auditors for its consolidated accounts other than PricewaterhouseCoopers, Ernst & Young, KPMG, Arthur Andersen or Deloitte & Touche (or any amalgamation of the same or their successors), except with the prior consent of the Majority Lenders.

22.27    FEDERAL RESERVE REGULATIONS
         The Obligors' Agent shall procure that each Borrower which is incorporated in the US will use the Facilities without violating Regulations T, U and X.

22.28    COMPLIANCE WITH ERISA
         No Obligor shall:

         (a) allow, or permit any of its ERISA Affiliates to allow, (i) any Pension Plan, with respect to which any US Group Member or any of its ERISA Affiliates may have any liability, to terminate, (ii) any US Group Member or ERISA Affiliate to withdraw from any Pension Plan or Multiemployer Plan, (iii) any ERISA Event to occur with respect to any Pension Plan, or (iv) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, to exist involving any of its Pension Plans; to the extent that any of the events described in (i), (ii), (iii) or (iv), singly or in the aggregate, could have a Material Adverse Effect; or

         (b) fail, or permit any of its ERISA Affiliates to fail, to comply in any material respect with ERISA or the related provisions of the Internal Revenue Code, if such non-compliance, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

22.29    COMPLIANCE WITH US REGULATIONS
         No Obligor shall (and the Parent shall ensure that no other member of the Group will) become an "investment company," or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940

22.30    SECURITY
         Each Obligor shall, at its own expense, take all such action and shall ensure that each of its subsidiaries shall, at its own expense, take all such action:

         (a) as the Agent or the Security Agent may require (acting reasonably) for the purpose of perfecting or protecting the Finance Parties' rights under and preserving the Security intended to be created or evidenced by any of the Security Documents; and

         (b) as the Agent or the Security Agent may require following the making of any declaration pursuant to Clause 23.17 (Acceleration) for facilitating the realisation of any such Security or any part thereof.

22.31    SYNDICATION
         The Parent shall provide reasonable assistance to the Mandated Lead Arranger in the preparation of the Information Memorandum and the primary syndication of the Facility (including, without limitation, by making senior management available for the purpose of making presentations to, or meeting, potential lending institutions) and will (except to the extent that the disclosure of the information would breach any law, regulation, stock exchange requirement or duty of confidentiality) comply with all reasonable requests for information from potential syndicate members prior to the Syndication Date. Each Obligor agrees to be bound by the provisions of the Syndication Letter.

22.32    DISCHARGE OF REAL ESTATE MORTGAGE
         The Parent shall ensure that the real estate mortgage referred to in paragraph (b)(x) of Clause 22.3 (Negative Pledge) is released and discharged in full as soon as reasonably practicable after the indebtedness which it secures is discharged in full.

23.      EVENTS OF DEFAULT
         Each of the events or circumstances set out in Clause 23.32 is an Event of Default.

23.1     NON-PAYMENT
         An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

         (a) in the case of any payment of principal, the Agent is satisfied that such non-payment is due solely to administrative or technical errors or delays in the transmission of funds and payment is made within two Business Days of its due date; or

         (b) in the case of any payment (other than any payment of principal) either:

               (i) that payment is made within one Business Day of its due date; or

               (ii) the Agent is satisfied that such non-payment is due solely to administrative or technical errors or delays in the transmission of the funds and payment is made within two Business Days of its due date.

23.2     FINANCIAL COVENANTS
         Any requirement of Clause 21 (Financial covenants) is not satisfied.

23.3     OTHER OBLIGATIONS

         (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenants)).

         (b) No Event of Default under paragraph (a) above in relation to Clauses 23.1 (Authorisation), 23.2 (Compliance with laws and maintenance of authorities), 23.7 (Insurance) to 23.11 (Arm's Length Transactions) (inclusive), 23.15 (Leasing Arrangements) to
               23.17 (Joint Ventures) (inclusive), 23.23 (Environmental Undertakings) or 23.25 (Pari Passu Ranking) to 23.31 (Syndication) (inclusive) (or any obligation contained in a Security Document) will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of the Agent giving notice to the Obligors' Agent or the relevant Obligor becoming aware of the failure to comply.

23.4     CROSS DEFAULT
         (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

         (b) Any Financial Indebtedness of any member of the Group is validly declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

         (c) Any commitment for any Financial Indebtedness of any member of the Group is validly cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

         (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

         (e) No Event of Default will occur under this Clause 23.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $3,500,000 (or its equivalent in any other currency or currencies).

23.5     MISREPRESENTATION
         (a) Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

         (b) No Event of Default will occur under paragraph (a) above if the circumstances giving rise to the incorrect or misleading representation or statement are capable of remedy and are remedied within 20 Business Days of the earlier of the Agent giving notice to the Obligors' Agent or the relevant Obligor being aware of those circumstances.

23.6     INSOLVENCY
         (a) A member of the Group (other than a Dormant Company or Octel LLC) is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

         (b) The value of the assets of any member of the Group (other than a Dormant Company or Octel LLC) is less than its liabilities (taking into account contingent and prospective liabilities).

         (c) A moratorium is declared in respect of any indebtedness of any member of the Group (other than a Dormant Company or Octel LLC).

23.7     INSOLVENCY PROCEEDINGS
         Any corporate action, legal proceedings or other formal procedure is taken in relation to:

         (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Group Company other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

         (b) a composition, assignment or arrangement with creditors generally or any class of creditors of any Obligor or Material Group Company;

         (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or Material Group Company or any of its assets, or any analogous procedure or step is taken in any jurisdiction. No Event of Default will occur under this Clause 23.7 if the Majority Lenders (acting reasonably) are satisfied that the relevant corporate action, legal proceedings or other procedure (together, the "Relevant Action") is of a frivolous or vexatious nature, is being contested in good faith and by appropriate proceedings by the relevant member of the Group and that it is reasonably likely that such Relevant Action will be set aside, dismissed or withdrawn within 14 days of being taken or instituted (or such other period which the Majority Lenders agree reflects a realistic time by which such a Relevant Action can be set aside, dismissed or withdrawn) unless prior to such time a binding court order is made in respect of any matters set out in paragraphs
         (a), (b) or (c) above.

23.8     CREDITORS' PROCESS
         (a) Any expropriation, attachment, sequestration, distress, execution or enforcement of any Security affects any asset or assets of a member of the Group (other than a Dormant Company or Octel LLC) having an aggregate value greater than $5,000,000 (or its equivalent in other currencies);

         (b)   No Event of Default under paragraph (a) above will occur if:

               (i) that member of the Group is, in good faith, contesting the expropriation, attachment, sequestration, distress, execution or enforcement by appropriate proceedings diligently pursued with a reasonable prospect of success; and

               (ii) if those proceedings were adversely determined against that member of the Group, such expropriation, attachment, sequestration, distress, execution or enforcement could not reasonably be expected to have a Material Adverse Effect.

23.9     OWNERSHIP OF THE OBLIGORS
         An Obligor (other than the Parent) is not or ceases to be a wholly-owned Subsidiary of the Parent.

23.10    UNLAWFULNESS AND INVALIDITY
         (a) It is or becomes unlawful under any applicable jurisdiction for an Obligor to perform any of its obligations under the Finance Documents in circumstances or to an extent which could reasonably be expected to have a Material Adverse Effect.

         (b) Any provision of any Finance Document is or becomes invalid or (other than by reason of matters referred to in the Legal Reservations) unenforceable for any reason or the validity or enforceability of any provision of any Finance Document shall at any time be contested by any party thereto (other than a Finance Party) , in each case to an extent or in a manner which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

         (c) Any Security Document fails or ceases to provide (other than by reason of matters referred to in the Legal Reservations) effective Security over the assets in respect of which Security was intended to be created by that Security Document in a manner and to an extent which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents. 23.11 Repudiation An Obligor repudiates a Finance Document or evidences in writing an intention to repudiate a Finance Document or any Transaction Security.

23.12    CESSATION OF BUSINESS
         An Obligor ceases, or threatens or proposes to cease, to carry on all or a substantial part of its business, except:

         (a) in consequence of any reorganisation, reconstruction or amalgamation permitted under this Agreement; or

         (b) as may result from any disposal of assets or wind-down of business activities not otherwise prohibited by the terms of this Agreement; or

         (c)   as previously approved in writing by the Majority Lenders.

23.13    LITIGATION
         Any litigation, arbitration, or administrative or regulatory proceeding is commenced by or against a member of the Group which could reasonably be expected to be adversely determined against the relevant member of the Group and, if so determined, could reasonably be expected to have a Material Adverse Effect.

23.14    AUDITOR'S QUALIFICATION
         The auditors of the Parent qualify their report on the audited consolidated accounts of the Parent in any manner which is, in the reasonable opinion of the Majority Lenders, materially adverse in the context of the Finance Documents.

23.15    ENVIRONMENTAL
         (a) Any material liability is imposed on any of the Finance Parties as a consequence of the Finance Parties being party to the Finance Documents, which liability results from any change or change in the interpretation of any applicable Environmental Laws (in each case, after the date of this Agreement).

         (b) Any change in applicable Environmental Laws results in the rights of any person against a member of the Group ranking ahead of the rights of any Finance Party in a manner which is materially prejudicial to the interests of any Finance Party.

         (c) Any discovery or finding that an Operating Property or any part thereof is or is likely to be, in such a condition in relation to the Environment as would impose an actual or contingent liability on a member of the Group which is:

               (i) not contemplated by the Environmental Report and which has or is reasonably likely to have a Material Adverse Effect; or

               (ii) which, if it is contemplated by the Environmental Report, exceeds the amount so contemplated to an extent which has or is reasonably likely to have a Material Adverse Effect.

23.16    MATERIAL ADVERSE CHANGE
         At any time there occurs an event or circumstance which, in the reasonable opinion of the Majority Lenders, has, or is reasonably likely to have, a Material Adverse Effect.

23.17    ACCELERATION
         On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Obligors' Agent:

         (a) cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

         (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

         (d) exercise, or direct the Security Agent to exercise, any or all of its rights, remedies, powers or discretions under any of the Finance Documents (PROVIDED THAT the Agent is not obliged to direct the Security Agent to take any enforcement action in relation to the Transaction Security unless the Majority Creditors have so directed the Agent).

                                    SECTION 9

                               CHANGES TO PARTIES

24.      CHANGES TO THE LENDERS

24.1     ASSIGNMENTS AND TRANSFERS BY THE LENDERS
         Subject to this Clause 24, a Lender (the "EXISTING LENDER") may:

         (a)   assign any of its rights; or

         (b)   transfer by novation any of its rights and obligations,

         to another bank or financial institution (the "NEW LENDER").

24.2     CONDITIONS OF ASSIGNMENT OR TRANSFER
         (a) The consent of the Parent is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender.

         (b) The consent of the Parent to an assignment or transfer must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Parent within that time.

         (c) The consent of the Parent to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

         (d) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

         (e) A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

         (f)   IF:

               (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

               (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

24.3     ASSIGNMENT OR TRANSFER FEE
         The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of (pound)1,000.

24.4     LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS
         (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

               (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

               (ii)   the financial condition of any Obligor;

               (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

               (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

               and any representations or warranties implied by law are excluded.

         (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

               (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

               (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

         (c)   Nothing in any Finance Document obliges an Existing Lender to:

               (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

               (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5     PROCEDURE FOR TRANSFER
         (a) Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

         (b)   On the Transfer Date:

               (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

               (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

               (iii) the Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

               (iv)   the New Lender shall become a Party as a "Lender".

24.6     DISCLOSURE OF INFORMATION
         Any Lender may disclose to any of its Affiliates and any other person:

         (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

         (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

         (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

         any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs
         (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

24.7     CONFIDENTIALITY
         Each Finance Party undertakes with each Obligor to keep confidential and not to disclose to anyone any information (including projections) relating to the Group, any member of the Group, the Identified Target, or any Finance Document, in whatever form, except:

         (a) for any information lawfully obtained from any other source, or that is or becomes public knowledge, other than as a direct or indirect result of any breach of any obligation of confidentiality; or

         (b) as permitted by Clause 24.6 (Disclosure of Information) or by a Confidentiality Undertaking envisaged by that Clause; or

         (c) to any of its officers, directors, employees and professional advisers; or

         (d) so long as any Security constituted by the Security Documents remains subsisting or any amounts remain outstanding under any Finance Document, to any Finance Party; or

         (e)   as required by the provisions of any Finance Document.

25.      CHANGES TO THE OBLIGORS

25.1     ASSIGNMENT AND TRANSFERS BY OBLIGORS
         No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2     ADDITIONAL BORROWERS
         (a) The Parent may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

               (i) that Subsidiary is a limited liability company incorporated in England and Wales or all the Lenders approve the addition of that Subsidiary;

               (ii) the Obligors' Agent delivers to the Agent a duly completed and executed Accession Letter;

               (iii) the Obligors' Agent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

               (iv) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

         (b) The Agent shall notify the Obligors' Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

25.3     RESIGNATION OF A BORROWER
         (a) The Parent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

         (b) The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

               (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); and

               (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents, whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.4     ADDITIONAL GUARANTORS
         (a) The Parent may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

               (i) the Parent delivers to the Agent a duly completed and executed Accession Letter; and

               (ii) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

         (b) The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

25.5     REPETITION OF REPRESENTATIONS
         Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.6     RESIGNATION OF A GUARANTOR
         (a) The Parent may request that a Guarantor (other than the Parent or AOC) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

         (b) The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

               (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case);

               (ii)   all the Lenders have consented to the Parent's request;
                      and

               (iii) the provisions of paragraph (b) of Clause 22.24 (Guarantors) would be complied with immediately after the acceptance of the Resignation Letter (and the Parent has confirmed this is the case together with supporting confirmation from its auditors).

                                   SECTION 10

                               THE FINANCE PARTIES

26.      ROLE OF THE AGENT, SECURITY AGENT AND THE ARRANGER

26.1     APPOINTMENT OF THE AGENT
         (a) Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

         (b) Each of the Arranger and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2     DUTIES OF THE AGENT AND SECURITY AGENT
         (a) The Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to it in its capacity as Agent or Security Agent for that Party by any other Party.

         (b) If the Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

         (c) The Agent shall promptly notify the Lenders of any Default arising under Clause 23.1 (Non-payment).

         (d) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

26.3    ROLE OF THE ARRANGER
         Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4     NO FIDUCIARY DUTIES

         (a) Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

         (b) Neither the Agent nor the Arranger nor the Security Agent shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

         (c) The Security Agent shall not have or be deemed to have any duty, obligation or responsibility to, or a relationship of trust or agency with any Obligor.

26.5     CERTAIN SECURITY HELD ON TRUST
         (a) The Security Agent declares that it shall hold the Transaction Security on trust for the Finance Parties on the terms contained in this Agreement.

         (b) Each of the Parties agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is a party (and no others shall be implied).

         (c) The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers pursuant to the Security Documents except through the Security Agent.

         (d) The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and in addition to any which may be vested in the Security Agent by general law or otherwise.

26.6     BUSINESS WITH THE GROUP
         The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.7     RIGHTS AND DISCRETIONS OF THE AGENT AND SECURITY AGENT

         (a)   The Agent and Security Agent may rely on:

               (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

               (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

         (b) The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or, as trustee or security agent for the Finance Parties) that:

               (i) no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause
                      23.1 (Non-payment));

               (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

               (iii) any notice or request made by the Obligors' Agent (including, without limitation, any Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

         (c) The Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

         (d) The Agent and the Security Agent may act in relation to the Finance Documents through its personnel and agents.

26.8     MAJORITY LENDERS' INSTRUCTIONS
         (a) Unless a contrary indication appears in a Finance Document, the Agent and Security Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent or as Security Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

         (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Arranger.

         (c) The Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders or, if appropriate, the Majority Creditors) (including any instruction to begin any legal actions or proceedings arising out of or in connection with the Finance Documents) until it has received such security as it may require for any cost, loss or liability (together with any associated
               VAT) which it may incur in complying with the instructions.

         (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders or, if appropriate, the Majority Creditors) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

         (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

         (f) The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Lenders (or, if appropriate, the Lenders or, if appropriate, the Majority Creditors) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

         (g) The Security Agent may, in the absence of any instructions to the contrary, take such action in the exercise of any of its duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all of the Finance Parties.

         (h) The Security Agent may, and shall if so directed by the Agent at any time after receipt by the Security Agent of notice pursuant to Clause 23.17 (Acceleration), enforce the Transaction Security in accordance with the terms of the Security Documents. The Security Agent may take such action as in its sole discretion it thinks fit to enforce the Transaction Security.

26.9     RESPONSIBILITY FOR DOCUMENTATION
         Neither the Agent nor the Arranger nor the Security Agent:

         (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Security Agent, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

         (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

26.10    EXCLUSION OF LIABILITY

         (a) Without limiting paragraph (b) below, neither the Agent nor the Security Agent will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

         (b) No Party may take any proceedings against any officer, employee or agent of the Agent or Security Agent in respect of any claim it might have against the Agent or Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or the Transaction Security and any officer, employee or agent of the Agent may rely on this Clause. Any third party referred to in this paragraph (b) may enjoy the benefit of and enforce the terms of this paragraph in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

         (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

         (d) The Security Agent shall not be liable for any shortfall which arises on the enforcement of any of the Transaction Security.

         (e)   The Security Agent shall not be liable for any failure to:

               (i) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

               (ii) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

               (iii) register, file or record or otherwise protect any of the Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

               (iv) take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

               (v) require any further assurances in relation to any of the Security Documents.

26.11    LENDERS' INDEMNITY TO THE AGENT/SECURITY AGENT
         Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent or the

         Security Agent (as the case may be), within three Business Days of demand, against any cost, loss or liability incurred by the Agent or the Security Agent (as the case may be) (otherwise than by reason of the Agent's (or, as the case may be, the Security Agent's) gross negligence or wilful misconduct) in acting as Agent or Security Agent under the Finance Documents (unless the Agent or Security Agent has been reimbursed by an Obligor pursuant to a Finance Document). In this Clause 26.11 Total Commitments shall include the Bilateral Commitments.

26.12    RESIGNATION OF THE AGENT/SECURITY AGENT
         (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

         (b) Each of the Agent and the Security Agent may resign by giving notice to the Lenders and the Obligors' Agent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent or Security Agent (as the case may be).

         (c) If the Majority Lenders have not appointed a successor Agent or Security Agent (as the case may be) in accordance with paragraph
               (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Obligors' Agent) may appoint a successor Agent or Security Agent (as the case may be) (acting through an office in the United Kingdom).

         (d) The retiring Agent or retiring Security Agent (as the case may be) shall, at its own cost, make available to the successor Agent or Security Agent (as the case may be) such documents and records and provide such assistance as the successor Agent or Security Agent (as the case may be) may reasonably request for the purposes of performing its functions as Agent or Security Agent (as the case may be) under the Finance Documents.

         (e) The Agent's or the Security Agent's resignation notice shall only take effect upon the appointment of a successor.

         (f) Upon the appointment of a successor, the retiring Agent or Security Agent (as the case may be) shall be discharged from any further obligation as Agent or Security Agent (as the case may be) in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

         (g) After consultation with the Obligors' Agent, the Majority Lenders may, by notice to the Agent or Security Agent (as applicable), require it to resign in accordance with paragraph (b) above. In this event, the Agent or Security Agent (as applicable) shall resign in accordance with paragraph (b) above.

26.13    CONFIDENTIALITY
         (a) In acting as agent or trustee for the Finance Parties, the Agent shall be regarded as acting through its agency division and the Security Agent shall be regarded as acting through its trustee division (if separate from its agency division) each of which shall be treated as a separate entity from any other of its divisions or departments.

         (b) If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or (as the case may be) the Security Agent shall not be deemed to have notice of it.

         (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Security Agent nor the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

26.14    RELATIONSHIP WITH THE LENDERS AND BILATERAL BANKS
         (a) The Agent and Security Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

         (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

         (c) The Agent and Security Agent may treat each Bilateral Bank as a Bilateral Bank entitled to payments in respect of the relevant Bilateral Facility unless it has (in its capacity as Agent or Security Agent) received notice in writing to the contrary from that Bilateral Bank.

26.15    CREDIT APPRAISAL BY THE LENDERS
         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

         (a) the financial condition, status and nature of each member of the Group;

         (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Transactional Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Transactional Security;

         (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

         (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

         (e) the right or title of any person in or to, or the value or sufficiency of any part of, the Charged Property, the priority of any Transactional Security or the existence of any Security affecting the Charged Property.

26.16    REFERENCE BANKS
         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.17    INSURANCE BY SECURITY AGENT
         The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance. Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless any Finance Party shall have requested it to do so in writing and the Security Agent shall have failed to do so within fourteen days after receipt of that request.

26.18    MANNER OF ENFORCEMENT SECURITY
         Each of the Obligors waives, to the extent permitted under applicable law, all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any Transaction Security or any other Security, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

26.19    WINDING-UP OF TRUST AND PERPETUITY PERIOD
         If the Security Agent, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents, have been fully and finally discharged and (b) none of the Finance Parties is under any commitment, obligation or liability (whether actual or contingent) to make Loans or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up. At that time the Security Agent shall release, without recourse or warranty, all of the Transaction Security then held by it and the rights of the Security Agent under each of the Security Documents, at which time each of the Security Agent, the Agent, the Finance Parties and the Obligors shall be released from its obligations in respect of these trusts and the Transaction Security (save for those which arose prior to such winding-up). The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

26.20    OTHER PROVISIONS RELATING TO SECURITY AGENT
         (a) The Security Agent shall be entitled to carry out all dealings with the Lenders through the Agent, to give to the Agent any notice or other communication required to be given by the Security Agent to the Lenders and to rely on a certificate from the Agent as to the amount owed to any of the Finance Parties or by any Obligor.

         (b) The Security Agent may place (at the cost of the Obligors) any of the Finance Documents and any other documents relating to the Transaction Security in any safe custody selected by the Security Agent or with any financial institution, any company whose business includes the safe custody of documents or any firm of lawyers of good repute and the Security Agent shall not be responsible for, or be required to insure against, any loss incurred in connection with that deposit.

         (c) The Security Agent may accept without enquiry, and shall not be obliged to investigate, such right and title as each of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

         (d) The Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

26.21    DELEGATION AND ADDITIONAL TRUSTEES
         (a) The Security Agent may at any time delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents and such delegation may be made upon such terms and conditions (including the power to sub-delegate) and subject to such restrictions as the Security Agent may think fit in the interest of the Finance Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate; and

         (b) The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (a) if it considers such appointment to be in the interests of the Finance Parties or (b) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (c) for obtaining or enforcing any judgement in any jurisdiction, and the Security Agent shall give prior notice to the Obligors' Agent and the Agent of any such appointment. Any person so appointed (subject to the terms of this Agreement) shall have such rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and such duties and obligations as are conferred or imposed by the instrument of appointment. The remuneration the Security Agent may pay to any such person, and any costs and expenses incurred by such person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

25.22    RELIANCE AND ENGAGEMENT LETTERS
         Each Finance Party confirms that each of the Agent and the Security Agent has authority to accept on its behalf the terms of any Reliance Letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated therein and to bind it in respect of such Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

27.      CONDUCT OF BUSINESS BY THE FINANCE PARTIES

         No provision of this Agreement will:

         (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.      SHARING AMONG THE LENDERS

28.1     PAYMENTS TO LENDERS
         If a Lender (a "Recovering Lender") receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

         (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

         (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

         (c) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments).

28.2     REDISTRIBUTION OF PAYMENTS
         The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 29.5 (Partial payments).

28.3     RECOVERING LENDER'S RIGHTS
         (a) On a distribution by the Agent under Clause 28.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

         (b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

28.4     REVERSAL OF REDISTRIBUTION
         If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

         (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

         (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

28.5     EXCEPTIONS
         (a) This Clause 28 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

         (b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

               (i) it notified the other Lenders of the legal or arbitration proceedings; and

               (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

         (c) This Clause 28 shall not apply to the extent that the Recovering Lender is a Bilateral Bank or a Hedging Bank and the amounts recovered are amounts which are owing under a Bilateral Facility or, as the case may be, a Hedging Agreement and are received at a time when no notice has been served by the Agent under Clause
               23.17 (Acceleration).

                                   SECTION 11

                                 ADMINISTRATION

29.      PAYMENT MECHANICS

29.1     PAYMENTS TO THE AGENT

         (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

         (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

29.2     DISTRIBUTIONS BY THE AGENT
         Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

29.3     DISTRIBUTIONS TO AN OBLIGOR
         The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4     CLAWBACK
         (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

         (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

29.5     PARTIAL PAYMENTS
         (a) Save in the circumstances described in paragraph (c) below, if the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an

               Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

               (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent and the Arranger under the Finance Documents;

               (ii) SECONDLY, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

               (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

               (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

         (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

         (c) If after the service of a notice by the Agent under Clause 23.17 (Acceleration) or pursuant to the provisions of Clause 29.10 (Application of Proceeds by Security Agent) the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

               (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent and the Arranger under the Finance Documents;

               (ii) SECONDLY, in or towards payment pro rata of any accrued interest or commission due but unpaid under the Finance Documents;

               (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under the Finance Documents (including without limitation provisions of cash cover in respect of contingent liabilities and payments due under the Bilateral Facilities and Hedging Agreements); and

               (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

         (d) The Agent shall, if so directed by the Majority Creditors, vary the order set out in paragraphs (c)(ii) to (iv) above.

         (e) Paragraphs (a), (b), (c) and (d) above will override any appropriation made by an Obligor.

29.6     NO SET-OFF BY OBLIGORS
         All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7     BUSINESS DAYS
         (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         (b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

29.8     CURRENCY OF ACCOUNT

         (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

         (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

         (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

         (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

         (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

         (f) For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any moneys received or recovered by it from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received. The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

29.9     CHANGE OF CURRENCY
         (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

               (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

               (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

         (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

29.10    APPLICATION OF PROCEEDS BY SECURITY AGENT
         All moneys from time to time received or recovered by the Security Agent or Receiver in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them as soon as the Security Agent in its sole discretion determines to be reasonably practicable, to the extent permitted by applicable law (subject to the provisions of this Clause and notwithstanding any purported appropriation by any Obligor), in the following order of priority:

         (a) in discharging any sums owing to the Security Agent (in its capacity as trustee), any Receiver or any Delegate;

         (b) in payment to the Agent, on behalf of the Finance Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in the order set out in paragraph (c) of Clause 29.5 (Partial Payments);

         (c) if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Obligor; and

         (d)   the balance, if any, in payment to the relevant Obligor.

29.11    INVESTMENT OF PROCEEDS BY SECURITY AGENT
         Prior to the application of the proceeds of the Transaction Security in accordance with Clause 29.10 (Application of Proceeds by Security Agent) the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or Agent with such financial institution (including itself) for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent's discretion in accordance with the provisions of this Clause 29.

29.12    PERMITTED DEDUCTIONS BY SECURITY AGENT
         The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

29.13    DISCHARGE OF SECURED OBLIGATIONS
         Each of the Obligors agrees that the Secured Obligations shall only be discharged to the extent of the receipts by or recoveries of the Security Agent pursuant to the enforcement of the Transaction Security. Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent and any payment so made shall be a good discharge to the extent of such payment, to the Security Agent.

29.14    SUMS RECEIVED BY OBLIGORS
         If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Agent, that sum shall be held by that Obligor on trust for the Finance Parties and shall promptly be paid to the Security Agent for application in accordance with this Clause.

30.      SET-OFF

         Save as otherwise provided in Clause 22.9 (Hedging Agreements) or Clause 22.10 (Bilateral Facilities), whilst an Event of Default is continuing a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.      NOTICES

31.1     COMMUNICATIONS IN WRITING
         Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

31.2     ADDRESSES
         The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

         (a) in the case of the Parent and AOC, that identified with its name below;

         (b) in the case of each Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

         (c) in the case of the Agent and the Security Agent, that identified with its name below,

         or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

31.3     DELIVERY
         (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

               (i)    if by way of fax, when received in legible form; or

               (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

               (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

               and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

         (b) Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent (as the case may be) and then only if it is expressly marked for the attention of the department or officer identified with the Agent's (or, as applicable, Security Agent's) signature below (or any substitute department or officer as the Agent or the Security Agent (as the case may be) shall specify for this purpose).

         (c) All notices from or to an Obligor shall be sent through the Agent.

         (d) Any communication or document made or delivered to the Obligors' Agent in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

31.4     NOTIFICATION OF ADDRESS, FAX NUMBER AND TELEX NUMBER
         Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause 31.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

31.5     ENGLISH LANGUAGE
         (a) Any notice given under or in connection with any Finance Document must be in English.

         (b) All other documents provided under or in connection with any Finance Document must be:

               (i)    in English; or

               (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.      CALCULATIONS AND CERTIFICATES

32.1     ACCOUNTS
         In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2     CERTIFICATES AND DETERMINATIONS
         Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3     DAY COUNT CONVENTION
         Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

33.      PARTIAL INVALIDITY

         If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.      REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of any of the Finance Parties or the Arranger, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.      AMENDMENTS AND WAIVERS

35.1     REQUIRED CONSENTS

         (a) Subject to Clause 35.2 (Exceptions) any term of the Finance Documents (other than the Security Documents, the Bilateral Facilities and the Hedging Agreements) may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

         (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

35.2     EXCEPTIONS
         (a) An amendment or waiver that has the effect of changing or which relates to:

               (i) the definition of "Majority Lenders" or "Majority Creditors" in Clause 1.1 (Definitions);

               (ii) an extension to the date of payment of any amount under the Finance Documents;

               (iii) a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

               (iv)   an increase in Commitment;

               (v) a change to the Borrowers or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);

               (vi) any provision which expressly requires the consent of all the Lenders;

               (vii) Clause 2.3 (Lenders' rights and obligations), Clause 24 (Changes to the Lenders) or this Clause 35; or

               (viii) Clause 29.10 (Application of Proceeds by Security Agent),

               shall not be made without the prior consent of all the Lenders.

         (b) An amendment or waiver which has the effect of changing or which relates to any provision in this Agreement relating to the terms of any Bilateral Facility or Hedging Agreement or the rights of a Bilateral Bank or Hedging Bank thereunder may not be affected without the consent of the relevant Bilateral Bank or Hedging Bank (as the case may be).

         (c) An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger may not be made without the consent of the Agent, the Security Agent or the Arranger (as the case may be).

         (d) An amendment or waiver that has the effect of changing or which relates to any provision which expressly requires the consent of the Majority Creditors, shall not be made without the prior consent of the Majority Creditors.

35.3     AMENDMENTS TO SECURITY DOCUMENTS
         Subject to Clause 35.4 (Exceptions relating to Security), the Security Agent may, if authorised by the Majority Lenders, amend the terms of, waive any of the requirements of, or grant consents under, any of the Security Documents, any such amendment, waiver or consent being binding on all the Parties.

35.4     EXCEPTIONS RELATING TO SECURITY
         (a) The prior consent of all of the Lenders is required to authorise any amendment of any Security Document which would affect the nature or the scope of the Charged Property or the manner in which proceeds of enforcement are distributed.

         (b) No waiver or amendment of any Security Document may impose any new or additional obligations on any person without the consent of that person.

35.5     RELEASES BY SECURITY AGENT
         Upon a disposal of any of the Charged Property (a) pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent or (b) if such disposal is permitted by paragraph (b) of Clause
         22.4 (Disposals) of this Agreement or any other provision of the Finance Documents, the Security Agent shall (at the cost of the Obligor) release that property from the Transaction Security and is authorised to execute, without the need for any further authority from the Finance Parties, any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

35.6     AMENDMENTS BY OBLIGORS' AGENT
         The Obligors' Agent (acting on behalf of each of the Obligors) may agree any amendment to or modification of the provisions of any of the Finance Documents or any schedule thereto, or grant any waiver or consent in relation thereto and the Obligors will be bound by any such amendment or modification.

35.7     AMENDMENT TO CORRECT MANIFEST ERROR
         The Agent may agree with the Obligors' Agent (acting on behalf of each of the Obligors) any amendment to or the modification of the provisions of any of the Finance Documents or any schedule thereto, which is necessary to correct a manifest error and the Obligors will be bound by any such amendment or modification.

35.8     AMENDMENTS TO HEDGING AGREEMENTS
         Subject to the provisions of Clause 22.9 (Hedging Arrangements), a Hedging Agreement may be amended, varied, waived or modified by agreement between the parties thereto.

35.9     AMENDMENTS TO BILATERAL FACILITIES
         Subject to the provisions of Clause 22.10 (Bilateral Facilities), a Bilateral Facility may be amended, varied, waived or modified by agreement between the parties thereto.

36.      OBLIGORS' AGENT

         Each Obligor by its execution of this Agreement or an Accession Letter irrevocably authorises the Obligors' Agent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

         (a) the Obligors' Agent on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions (including, in the case of a Borrower (and without limitation), Utilisation Requests and Selection Notices) on its behalf under the Finance Documents without further reference to or the consent of such Obligor; and

         (b) each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Obligors' Agent on its behalf;

         and in each such case such Obligor will be bound thereby as though such Obligor itself had supplied such information, given such notice and instructions or received any such notice, demand or other communication.

37.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12

                          GOVERNING LAW AND ENFORCEMENT

38.      GOVERNING LAW

         This Agreement is governed by English law.

39.      ENFORCEMENT

39.1     JURISDICTION OF ENGLISH COURTS
         (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

         (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

         (c) This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2     SERVICE OF PROCESS
         Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

         (a) irrevocably appoints AOC as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

         (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

40.      WAIVER OF JURY TRIAL
         Each of the Finance Parties irrevocably waives trial by jury in any action or proceeding with respect to any Finance Document.


This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1
                              THE ORIGINAL PARTIES


                                     Part I
                              The Original Obligors



Name of Original Borrower                Jurisdiction of Incorporation and
                                         registration number (or equivalent, if
                                         any)

The Associated Octel Company Limited     England, 344359

Octel Petroleum Specialties Limited      England, 3316334

Octel Developments PLC                   England, 3516662



Name of Original Guarantor               Jurisdiction of Incorporation and
                                         registration number (or equivalent, if
                                         any)

The Associated Octel Company Limited     England, 344359

Octel Petroleum Specialties Limited      England, 3316334

Octel Developments PLC                   England, 3516662

Octel Corp.                              Delaware, USA,

OboAdler Company Limited                 England, 3760777

Octel Trading Limited                    England, 3516648

Octavision Limited                       England, 4109325

Octel International Limited              England, 3316194

Alcor Chemie Vertriebs GmbH              Switzerland, CH-170.4.002.974-7

Associated Octel Company (Plant)         England, 873396
Limited

Octel America Inc.                       Delaware, USA,

                                     Part II
                              The Original Lenders



      Name of Original Lender             Facility A       Facility B Commitment
                                          Commitment               ($)
                                             ($)

BARCLAYS BANK PLC                        109,200,000            20,800,000

BAYERISCHE LANDESBANK GIROZENTRALE
LONDON BRANCH                             50,400,000             9,600,000

LLOYDS TSB BANK plc                       50,400,000             9,600,000

Total                                    210,000,000            40,000,000

                                   SCHEDULE 2
                              CONDITIONS PRECEDENT


                                     Part I
                   Conditions precedent to initial Utilisation

1.       Corporate Documents

         (a)      A copy of the constitutional documents of each Original
                  Obligor.

         (b) A copy of a resolution of the board of directors (or equivalent thereof) of each Original Obligor:

                  (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

                  (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

                  (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

         (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

         (d) A certificate of the Parent (signed by a member of Management or a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

         (e)      The Group Structure Chart.

         (f) To the extent not otherwise provided above, the constitutive documents of any member of the Group incorporated in England and Wales or the US whose shares are subject to Security under any of the Security Documents together with any resolutions of the shareholders of such member of the Group adopting such changes to the constitutive documents of such member of the Group as the Agent shall have reasonably required (prior to the date of this Agreement) to, among other things, remove any restriction on any transfer of shares or partnership interests (or equivalent) in such member of the Group pursuant to any enforcement of any of such Security Documents.

         (g) A copy of a good standing certificate with respect to each US Group Member which is an Original Guarantor, issued as of a recent date by the Secretary of State or other appropriate official of such US Group Member's jurisdiction of incorporation or organisation

         (h) A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this paragraph 1 of Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.       Legal opinions

         (a) A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arranger and the Agent in England as to English law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

         (b) A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arranger and the Agent as to the laws of the US, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

         (c) A legal opinion of Bar & Karrer, the legal advisers to the Mandated Lead Arranger and the Agent as to Swiss law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.       Accounts and Reports

         (a)      The Original Financial Statements of each Original Obligor.

         (b)      The Agreed Financial Projections.

         (c) The Reports either addressed to, or with Reliance Letters in favour of, the Security Agent (on behalf of the Finance Parties).

4.       Other Financing Documents

         (a) The Hedging Strategy Letter duly signed by the parties thereto.

         (b) The Fee Letter referred to in Clause 12.2 (Arrangement Fee) duly signed by the parties thereto.

         (c) The Fee Letter referred to in Clause 12.3 (Agency Fees) duly signed by the parties thereto.

         (d) The Syndication Letter in the agreed form duly signed by the parties thereto.

5.       Security

         (a) Duly executed Debentures in the agreed form (to be dated the first Utilisation Date).

         (b) Duly executed Swiss Assignment Agreement in the agreed form (to be dated the first Utilisation Date).

         (c) Duly executed US Security Documents in the agreed form (to be dated the first Utilisation Date).

         (d) Duly executed English Share Pledge in the agreed form (to be dated the first Utilisation Date).

         (e) Duly executed Swiss Share Pledge in the agreed form (to be dated the first Utilisation Date).

6.       Perfection of Security

         (a)      Key Properties - Registration:

                  (i) The results of HM Land Registry searches in favour of the Agent on the appropriate forms against all of the registered titles comprising each Key Property giving not less than 14 days priority beyond the date each Key Property became subject to the terms of the relevant Finance Documents and showing no adverse entries.

                  (ii) An undertaking from Linklaters & Alliance (legal counsel to AOC) to use reasonable endeavours to satisfy any requisitions raised by HM Land Registry without delay in connection with the application to register the Security created in respect of each Key Property under the Finance Documents.

                  (iii) Appropriate land registry application forms completed, land registry fees (including any related fees) to enable Clifford Chance LLP to register the Security created in respect of each Key Property under the Finance Documents.

                  (iv)     Title Deeds for the Key Properties.

                  (v)      Notice of Charge (to be dated the first Utilisation
                           Date).

         (b) All original share certificates and related stock transfer forms executed in blank in relation to shares subject to the Security Documents to the extent appropriate under applicable law.

         (c) Executed notices of assignment/charge (to be dated the first Utilisation Date) of any contracts specifically identified in the Security Documents and any bank accounts listed in the Security Documents.

         (d) All insurance policies relating to Material Insurances in force as at the Closing Date or, if not available, broker's letters confirming the matters specified in paragraph (b)(i) of Clause 22.7 (Insurance).

7.       Other documents and evidence

         (a)      Evidence that upon the date that the first Loan is made:

                  (i) all Financial Indebtedness under the Senior Notes will be immediately repaid in full;

                  (ii) all Financial Indebtedness under the Existing Bank Facilities will be immediately repaid in full and all commitments under the Existing Bank Facilities cancelled;

                  (iii) all of the existing Security relating to the Existing Bank Facilities will be immediately released.

         (b) Evidence that the fees, costs and expenses then due pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by or on the first Utilisation Date.

         (c) Either (i) a letter from the Parent to the Agent (attaching supporting advice from the Borrower's English solicitors) confirming that each of the Original Obligors incorporated in England is not prohibited by Section 151 of the Companies Act 1985 from entering into the Finance Documents and/or (ii) evidence that each of the Original Obligors incorporated in England has done all that is necessary (including, without limitation, by re-registering as a private company) to follow the procedures set out in Sections 155 to 158 of the Companies Act 1985 in order to enable it to enter into the Finance Documents and perform its obligations under the Finance Documents.

         (d) A certificate of solvency signed by the chief financial officer of each Original Obligor incorporated in the US.

         (e) Evidence that the Original Guarantors satisfy the requirements of paragraph (b) of Clause 22.24 (Guarantors) (by reference to the consolidated accounts of the Parent for the year ending 31 December 2000).

         (f)      The Business Proposal for JV in India.

                                     Part II
                       Conditions Precedent required to be
                       delivered by an Additional Obligor

1. An Accession Letter, duly executed by the Additional Obligor and the Parent.

2.       A copy of the constitutional documents of the Additional Obligor.

3.       A copy of a resolution of the board of directors of the Additional
         Obligor:

         (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

         (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

         (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5. Where the Agent's relevant counsel deems such to be either necessary or desirable either in place of or in addition to the resolution referred to in paragraph (b) above, a certificate or extract from a public commercial registry or other evidence setting out the names and signatures of the persons authorised to sign, on behalf of the Additional Obligor, each Finance Document to which such company is or is to be a party and any documents to be delivered by such company pursuant to any of the Finance Documents.

6. Where the Agent's relevant counsel deems such to be either necessary or desirable, either a copy of a resolution signed by all the holders of the issued shares in such company or a resolution of the supervisory board, work council or equivalent supervisory body of the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that company is a party.

7. A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

8. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

9. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

10. If available, the latest audited financial statements of the Additional Obligor.

11. A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arranger and the Agent in England.

12. If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

13. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 39.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

14.      If the proposed Additional Obligor is incorporated in England, either
         (i) a letter from the Parent to the Agent (attaching supporting advice from the Borrower's English solicitors) confirming that the Additional Guarantor is not prohibited by Section 151 of the Companies Act 1985 from entering into the Finance Documents and/or (ii) evidence that the Additional Guarantor has done all that is necessary (including, without limitation, by re-registering as a private company) to follow the procedures set out in Sections 155 to 158 of the Companies Act 1985 in order to enable each Guarantor to enter into the Finance Documents and perform its obligations under the Finance Documents.

15. Such Security Document(s) executed by the Additional Obligor in favour of the Security Agent for the benefit of the Finance Parties (or, if applicable, directly in favour of the Finance Parties) as the Agent shall have required in accordance with the provisions of Clause 22.24 (Guarantors and Security).

16. (To the extent permissible under applicable law) an executed Security Document by the immediate Holding Company of the Additional Obligor over the entire issued share capital of the Additional Obligor held by such Holding Company.

17. If the Additional Obligor is incorporated or organised in any state of the United States of America, a certificate of solvency signed by the Chief Financial Officer of such Additional Obligor and a copy of a good standing certificate with respect to that Additional Obligor issued as of a recent date by the Secretary of State or other appropriate official of that Additional Obligor's jurisdiction of incorporation or organisation.

18. Where the Agent's relevant counsel reasonably deems such to be either necessary or advisable and to the extent practicable (taking into account the commercial benefit for the Finance Parties and the burden on the Obligors), any recordings, filings or other action required to perfect the Security purported to be created by the Security Documents referred to above (including, without limitation, delivery of share certificates and stock transfer forms executed in blank in relation to pledged shares, noting of pledges on share registers, application for registration of security and notices of assignment).

19. The constitutive documents of any member of the Group whose shares are subject to Security under any of the Security Documents referred to above in the form required by the Agent together with any resolutions of the shareholders of such member of the Group adopting such changes to the constitutive documents of such member of the Group as the Agent shall have reasonably required to, among other things, remove any restriction on any transfer of shares or partnership interests (or equivalent) in such member of the Group pursuant to any enforcement of any of such Security Documents.

                                    Part III
                Conditions Precedent required to be delivered by
              Obligors' Agent in connection with the acquisition of
                              the Identified Target


1. All of the reports from appropriate professional advisers which the Majority Lenders (acting reasonably) have required in connection with the acquisition of the Identified Target, either addressed to, or with Reliance Letters in favour of, the Security Agent (on behalf of the Finance Parties).

2. Drafts of all of the contracts relating to the acquisition of the Identified Target together with confirmation from the Obligors' Agent that such documents contain all the material terms of such acquisition and that it will not complete the acquisition of the Identified Target if there are any material changes to such terms without the approval of the Majority Lenders of such material changes.

3. The relevant recent financial statements and relevant financial projections relating to the Identified Target and the Group as a whole including the Identified Target.

4. Evidence that upon the relevant Facility B Loan being made and/or the relevant purchase consideration being paid to the vendor of the Identified Target all of the conditions to the acquisition of the Identified Target contained in the draft contracts delivered pursuant to paragraph 2 above will have been satisfied without being waived or modified (unless such waiver or modification has been consented to by the Majority Lenders in writing or could not reasonably be expected to be adverse to the interests of the Finance Parties under the Finance Documents).

                                   SCHEDULE 3
                                    REQUESTS


                                     Part I
                               Utilisation Request


From:    [Borrower/Obligors' Agent]

To:      [Agent]

Dated:

Dear Sirs


               Octel Corp. - US$[250,000,000] Facilities Agreement
                  dated [          ] (the "Facility Agreement")

1.       We wish [Name of Borrower] to borrow a Loan on the following terms:

         Proposed Utilisation Date:       [          ] (or, if that is not a
                                          Business Day, the next Business Day)

         Facility to be utilised:         [Facility A]/[Facility B] *

         [Type of Utilisation [only
         relevant if is under Facility
         B]: [Relevant Acquisition Utilisation] / [Prochem Refinancing Facility B Utilisation] / [Neither a Relevant Acquisition nor a Prochem Refinancing Facility B Utilisation]]*

         Currency of Loan:                [          ]

         Amount:                          [       ] or, if less, the Available
                                          Facility

         Interest Period:                 [          ]

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3.       The proceeds of this Loan should be credited to [account].

[4] [The proceeds of this Loan are to be used to repay indebtedness incurred by the Group in connection with the Prochem Acquisition.**

[4] The proceeds of this Loan are to be used towards the acquisition of [specify Identified Target] as follows: [ ]***

[4/5]    This Utilisation Request is irrevocable.




* delete as appropriate

** include if it is a Prochem Refinancing Facility B Utilisation

*** include if it is a Relevant Acquisition Utilisation

                                Yours faithfully


                       ..................................
                            authorised signatory for
                       [the Obligors' Agent on behalf of]
                           [name of relevant Borrower]

                                     Part II
                                Selection Notice

                         Applicable to a Facility A Loan


From:    [Borrower/Obligors' Agent]

To:      [Agent]

Dated:

Dear Sirs


               Octel Corp. - US$[250,000,000] Facilities Agreement
                  dated [          ] (the "Facility Agreement")

1. We refer to the following Facility A Loan[s] in [identify currency] with an Interest Period ending on [__________]*.

2.       [We request that the above Facility A Loan[s] be divided into
         [          ] Facility A Loans with the following Base Currency Amounts and Interest Periods:] **

         or

         [We request that the next Interest Period for the above Facility A
         Loan[s] is [      ]].***

3. We request that the above Facility A Loan[s] [is]/[are] [denominated in the same currency for the next Interest Period]/[denominated in the
         following currencies: [          ]. As this results in a change of
         currency we confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [account].].

4.       This Selection Notice is irrevocable.

                                Yours faithfully


                       ..................................
                            authorised signatory for
         [the Obligors' Agent on behalf of] [name of relevant Borrower]




* Insert details of all Facility A Loans in the same currency which have an Interest Period ending on the same date.

**   Use this option if division of Facility A Loans is requested.

***  Use this option if sub-division is not required.

                                   SCHEDULE 4
                             MANDATORY COST FORMULAE


1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

         (a)      in relation to a domestic sterling Loan:

                       AB + C(B - D) + E x 0.01
                       ------------------------  per cent. per annum
                             100 - (A + C)

         (b) in relation to a Loan in any currency other than domestic sterling:

                       E x 0.01
                       --------  per cent. per annum.
                          300

         Where:

         A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

         B is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Loan.

         C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

         D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

         E is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of that Lender.

5.       For the purposes of this Schedule:

         (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         (b) "Fees Regulations" means the Banking Supervision (Fees) Regulations 2001 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

         (c) "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

         (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

         (b) any other information that the Agent may reasonably require for such purpose.

         Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 7 above.

11. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12. The Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5
                          FORM OF TRANSFER CERTIFICATES


                                     Part I


To:      [          ] as Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:


               Octel Corp. - US$[250,000,000] Facilities Agreement
                  dated [          ] (the "Facility Agreement")

1.       We refer to Clause 24.5 (Procedure for transfer):

         (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer).

         (b)      The proposed Transfer Date is [ ].

         (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

3. This Transfer Certificate is governed by English law and unless otherwise specified terms defined in the Facility Agreement shall have the same meaning in this Transfer Certificate.

                                  THE SCHEDULE

               Commitment/rights and obligations to be transferred

                            [insert relevant details]
         [Facility Office address, fax number and attention details for notices and account details for payments,]



         [Existing Lender]                  [New Lender]

         By:                                By:



         This Transfer Certificate is accepted by the Agent and the Transfer
         Date is confirmed as [       ].

         [Agent]

         By:

                                     Part II
                         LMA Transfer Certificate (Par)

BANK:                                                           Date:

TRANSFEREE:


This Transfer Certificate is entered into pursuant to (i) the agreement (the
"Sale Agreement") evidenced by the Confirmation           dated between the Bank
and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:-

         (i) the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

         (ii)     the terms and conditions annexed hereto; and

         (iii)    the schedule annexed hereto,

all of which are incorporated herein by reference.

The Bank                                                   The Transferee
[               ]                                          [               ]
By:                                                        By:

                                  The Schedule

Credit Agreement Details:

Borrower(s):                                ____________________________________
Credit Agreement Dated                      ____________________________________
Guarantor(s):                               ____________________________________
Agent Bank:                                   No      Yes (specify)_____________
Security:                                   ____________________________________
Total Facility Amount:                      ____________________________________
Governing Law:                              ____________________________________
Additional Information:                     ____________________________________

Transfer Details:
Name of Tranche Facility:                   _______________      _______________
Nature (Revolving, Term, Acceptances
   Guarantee/Letter of Credit, Other):      _______________      _______________
Final Maturity:                             _______________      _______________
Participation Transferred
Commitment transferred1                     _______________      _______________

      Drawn Amount (details below):/1/      _______________      _______________

      Undrawn Amount:/1/                    _______________      _______________

Settlement Date:                            ____________________________________

Details of outstanding Credits/1/
      Specify in respect of each Credit:
      Transferred Portion (amount):         _______________
      Tranche/Facility:                     _______________
      Nature:                                Term   Revolver   Acceptance
                                             Guarantee/Letter of Credit
                                            Other (specify)_______________

            Details of other Credits are set out on the attached sheet

Administration Details
Bank's Receiving Account:                   ___________________________
Transferee's Receiving Account:             ___________________________


Addresses
Bank                                        Transferee
[               ]                           [               ]
Address:                                    Address:
Telephone:                                  Telephone:
Facsimile:                                  Facsimile:
Telex:                                      Telex:
Attn/Ref                                    Attn/Ref


/1/  As at the date of the Transfer Certificate

                              TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "Transfer Certificate") to which they are annexed.

1.       Interpretation

         In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.       Transfer

         The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Participation Transferred" (the "Purchased Assets") by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.       Effectiveness of Transfer

         The Transferee hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.       Transferee's Undertaking

         The Transferee hereby undertakes with the Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.       Payments

         (1)      Place

         All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

         (2)      Funds

         Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.       The Agent

         The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.       Assignment of Rights

         The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.       Governing Law and Jurisdiction

         The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

         Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

                                   SCHEDULE 6
                            FORM OF ACCESSION LETTER


To:      [          ] as Agent

From:    [Subsidiary] and [Parent]

Dated:

Dear Sirs



               Octel Corp. - US$[250,000,000] Facilities Agreement
                  dated [          ] (the "Facility Agreement")


1. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facility Agreement as an Additional [Borrower]/[Guarantor] pursuant to clause [25.2 (Additional Borrowers)]/[Clause 25.4 (Additional Guarantors)] of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2. [Incorporate wording limiting the guarantee to the extent appropriate to satisfy any local legal requirements regarding corporate benefit, financial assistance etc. and to avoid any material risk of legal liability of a director of the proposed Guarantor.]

3.       [Subsidiary's] administrative details are as follows:

         Address:

         Fax No:

         Attention:

4.       This letter is governed by English law.

         This Guarantor Accession Letter is entered into by a deed.

         [Parent]                      [Subsidiary]

                                   SCHEDULE 7
                           FORM OF RESIGNATION LETTER


To:      [          ] as Agent

From:    [resigning Obligor] and [Parent]

Dated:

Dear Sirs



               Octel Corp. - US$[250,000,000] Facilities Agreement
                  dated [          ] (the "Facility Agreement")


1. Pursuant to [Clause 25.3 (Resignation of a Borrower)]/[Clause 25.6 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facility Agreement.

2.       We confirm that:

         (a) no Default is continuing or would result from the acceptance of this request; and

         (b)      [               ]*

3.       This letter is governed by English law.

         [Parent]                      [Subsidiary]

         By:                           By:






* Insert any other conditions required by the Facility Agreement.

                                   SCHEDULE 8
                         FORM OF COMPLIANCE CERTIFICATE


To:      [          ] as Agent

From:    [Parent]

Dated:

Dear Sirs


               Octel Corp. - US$[250,000,000] Facilities Agreement
                  dated [          ] (the "Facility Agreement")

1.       We refer to the Facility Agreement. This is a Compliance Certificate.

2.       We confirm that:

         (a) The ratio of the Cashflow to Consolidated Net Finance Charges for the Relevant Period ending on [Quarter Date] was [ ]:1.0.

         (b) The ratio of Total Net Debt on [Quarter Date] to EBITDA for the Relevant Period ending on such Quarter Date was [ ]:1.0.

         (c) The ratio of EBITDA to Net Interest for the Relevant Period ending on [Quarter Date] was [ ]:1.0..

         (d) Surplus Cash Flow for the Accounting Quarter ending on [Quarter Date] was [ ],

         and attach calculations showing how these ratios were calculated.

3.       On the basis of the above, we confirm that:

         (a) the Margin in respect of Loans after your receipt of this Compliance Certificate will be [ ] per cent. per annum; and

         (b) the amount due to be applied in prepayment of the Facilities in accordance with Clause 8.7 (Surplus Cash Flow) is [ ] on the basis that [explain].

4.       [We also confirm that:

         (a) the aggregate (without double counting) EBITDA of the Guarantors for the Relevant Period ending on [ ] was [ ]% of the consolidated EBITDA of the Group for that Relevant Period;

         (b) the aggregate gross assets (without double counting) of the Guarantors as at [ ] was [ ]% of the consolidated gross assets of the Group as at such date;

         (c) Guarantors representing at least 85% of consolidated EBITDA of the Group for that relevant period and at least 85% of the consolidated gross assets of the Group as at [insert date of Relevant Period] have provided Transaction Security which continue to be in place; and

         (d) the Material Group Companies for the purpose of paragraphs (b) and (d) of the definition of Material Group Company are as follows:

                  [          ]. [Note: This paragraph 4 only to be given with
                                annual statements]

5. [We confirm that no Default is continuing.] [If this statement cannot be made, this certificate should identify the Default and the steps, if any, being taken to remedy it.]



Signed: ..........................               ..........................
        [Director/member of Management]          [Director/member of Management]
        of                                       of
        [Parent]                                 [Parent]

                                   SCHEDULE 9
                     LMA FORM OF CONFIDENTIALITY UNDERTAKING


                       LMA CONFIDENTIALITY LETTER (SELLER)

                  [Letterhead of Seller/Seller's agent/broker]


To:
==================================================
                                                    [insert name of Potential
                                                    Purchaser/Purchaser's
                                                    agent/broker]


==================================================


Re:      The Agreement
==================================================
Parent:     Octel Corp.

Borrowers:  The Associated Octel Company Limited
            and others

Date:       [      ] 2001

Amount:     [$250,000,000]

Agent:      Barclays Bank PLC

==================================================


Dear Sirs

We understand that you are considering [acquiring] (Note: delete if addressee is acting as broker or agent]/[arranging the acquisition of] [Note: delete if addressee is acting as principal] an interest in the Agreement (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1. Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)] below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.       Permitted Disclosure We agree that you may disclose Confidential
         Information:

         (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

         [(a) subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter;]

         [(b/c)] subject to the requirements of the Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and

         [(c/d)] (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or
                  (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3. Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)] or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)] [Note: delete as applicable] above.

5. Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6. No Representation; Consequences of Breach, etc. You acknowledge and agree that:

         (a) neither we, [nor our principal] nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

         (b) we [or our principal] [Note: delete if letter is sent out by the Seller rather than the Seller's broker or agent] or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7. No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8. Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9. Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,] the Borrower and each other member of the Group.

10.      Third party rights

         (a) Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

         (b) Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12. Definitions In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

         "Confidential Information" means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

         "Group" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

         "Permitted Purpose" means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of] considering and evaluating whether to enter into the Acquisition; and

         "Purchaser Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

         Please acknowledge your agreement to the above by signing and returning the enclosed copy.

         Yours faithfully


         ...................................

         For and on behalf of

         [Seller/Seller's agent/broker]

         To:      [Seller]
                  [Seller's agent/broker]
                  The Borrower and each other member of the Group



         We acknowledge and agree to the above:

         ...................................

         For and on behalf of
         [Potential Purchaser/Purchaser's agent/broker]

                                   SCHEDULE 10
                                   TIMETABLES

                                                Loans in euro   Loans in sterling   Loans in other
                                                   dollars                          currencies
Agent notifies the Parent if a currency is           --                --                 U-4
approved as an Optional Currency in
accordance with Clause 4.3 (Conditions
relating to Optional Currencies)

Delivery of a duly completed Utilisation             U-3               U-1                U-3
Request (Clause 5.1 (Delivery of a
Utilisation Request) or a Selection                9.30am            9.30am             9.30am
Notice (Clause 10.1 (Selection of
Interest Periods))

Agent determines (in relation to a                   U-3               U-1                U-3
Utilisation) the Base Currency Amount
of the Loan, if required under Clause              11.00am           11.00am            11.00am
5.4 (Lenders' participation)

Agent notifies the Lenders of the Loan               U-3               U-1                U-3
in accordance with Clause 5.4 (Lenders'
participation)                                     3.00pm            3.00pm             3.00pm

Agent receives a notification from a                 U-3               U-1                U-3
Lender under Clause 6.2 (Unavailability
of a currency)                                     5.00pm            5.00pm             5.00pm


Agent gives notice in accordance with                U-2               U                  U-2
Clause 6.2 (Unavailability of a
currency)                                          9.30am            9.30am             9.30am

Agent determines amount of the Loan in               U-3               U                  U-3
Optional Currency in accordance with
Clause 6.3 (Change of currency)                     noon              noon               noon

LIBOR is fixed               Quotation Day as of      Quotation Day         Quotation Day as of 11:00
                             11:00 a.m. London        as of 11:00 a.m.      a.m.
                             time in respect of
                             LIBOR




"U" = date of utilisation

"U - X" = X Business Days prior to date of utilisation

                                   SIGNATURES


THE PARENT

OCTEL CORP.

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898



THE ORIGINAL BORROWERS

THE ASSOCIATED OCTEL COMPANY LIMITED

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898



OCTEL PETROLEUM SPECIALTIES LIMITED

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898









OCTEL DEVELOPMENTS PLC

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898



THE ORIGINAL GUARANTORS

THE ASSOCIATED OCTEL COMPANY LIMITED

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898



OCTEL PETROLEUM SPECIALTIES LIMITED

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898



OCTEL DEVELOPMENTS PLC

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898

OCTEL CORP.

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898



OBOADLER COMPANY LIMITED

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898



OCTEL TRADING LIMITED

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898



OCTAVISION LIMITED

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898



OCTEL INTERNATIONAL LIMITED

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898



ALCOR CHEMIE VERTRIEBS GMBH

By:

Address:          CH-6340 BAAR
                  Ruessenstrasse 16-18
                  Switzerland

Fax:              00 41 1 761 1575





ASSOCIATED OCTEL COMPANY (PLANT) LIMITED

By:

Address:          Global House
                  Bailey Lane
                  Manchester
                  M90 4AA

Fax:              0161 498 1898



OCTEL AMERICA INC

By:
Address:          200 Executive Drive
                  Newark
                  DE 19702, USA

Fax:              001 302 451 1380

THE MANDATED LEAD ARRANGER

BARCLAYS CAPITAL

By:





THE JOINT ARRANGERS

BAYERISCHE LANDESBANK GIROZENTRALE
LONDON BRANCH

By:



LLOYDS TSB BANK plc

By:



THE AGENT AND SECURITY AGENT

BARCLAYS BANK PLC

By:

Address:          5 The North Colonnade
                  Canary Wharf
                  London E14 4BB

Fax:              020 7773 4893

Attention:        Agency - Frank Rogers/Craig Evans



THE LENDERS

BARCLAYS BANK PLC

By:

Address:          5 The North Colonnade
                  Canary Wharf
                  London E14 4BB



BAYERISCHE LANDESBANK GIROZENTRALE
LONDON BRANCH

By:

Address:          13/14 Appold Street
                  London EC2A 2NB

Telephone:        020 7955 5126 or 5127

Fax:              020 7955 5173

Attention:        Loan Administration




LLOYDS TSB BANK plc

By:

Address:          Loans Administration Department
                  2nd Floor
                  Wine Street
                  Bristol
                  BS1 2AN

Telephone:        0117 923 3476

Fax:              0117 923 3367

Attention:        Ann Brock, Assistant Manager